                                                                    EXHIBIT 10.5


 ______________________________________________________________________________


             FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                          DATED AS OF DECEMBER 4, 1996

                                  BY AND AMONG

                      PEDIATRIC SERVICES OF AMERICA, INC.,
                      A GEORGIA CORPORATION, AS BORROWER;

                      PEDIATRIC SERVICES OF AMERICA, INC.,
                     A DELAWARE CORPORATION, AS GUARANTOR;

                           THE LENDERS PARTY HERETO;

                           CREDITANSTALT-BANKVEREIN,
                           AS AGENT FOR THE LENDERS;

                                      AND

                               NATIONSBANK, N.A.,
                    AS ADMINISTRATIVE AGENT FOR THE LENDERS

 ______________________________________________________________________________

                               TABLE OF CONTENTS


                      1. DEFINITIONS, TERMS AND REFERENCES

1.1     Certain Definitions...........................................   2
1.2     Use of Defined Terms..........................................  18
1.3     Accounting Terms..............................................  18
1.4     Other Terms...................................................  18
1.5     Terminology...................................................  18
1.6     Exhibits......................................................  18

                                 2. THE LOANS

2.1     Revolving Credit Loans........................................  18
2.2     Term Loan.....................................................  19
2.3     Borrowing Procedures..........................................  19
2.4     Loan Account; Statements of Account...........................  20
2.5     Several Obligations of the Lenders; Remedies Independent......  20
2.6     Use of Proceeds...............................................  21
2.7     Termination...................................................  21
2.8     Payments......................................................  21
2.9     Prorata Treatment.............................................  22
2.10    Prepayment; Commitment Reduction.............................   23
2.11    Sharing of Payments, Etc.....................................   23
2.12    Loans in Excess of Borrowing Availability....................   25
2.13    Certain Notices..............................................   25
2.14    Letters of Credit............................................   26

                             3.  FEES AND INTEREST

3.1     Interest......................................................  31
3.2     Interest Period...............................................  32
3.3     Limitations on Interest Periods...............................  32
3.4     Conversions and Continuations.................................  32
3.5     Fees..........................................................  33
3.6     Illegality; Inability to Determine Quoted Rate................  33
3.7     Increased Costs and Reduced Return............................  34
3.8     Indemnity.....................................................  35
3.9     Notice of Amounts Payable to Lenders..........................  35
3.10    Interest Savings Clause.......................................  35

                       4. SECURITY INTEREST - COLLATERAL

4.1     Security Interest.............................................  36
4.2     Perfection of Security Interest...............................  36
4.3     Right to Inspect; Verifications...............................  37

                       5. REPRESENTATIONS AND WARRANTIES

5.1     Corporate Existence and Qualification.........................  38
5.2     Chief Executive Office; Collateral Locations..................  38
5.3     Corporate Authority...........................................  38
5.4     No Consents; Validity and Binding Effect......................  38
5.5     No Material Litigation........................................  38
5.6     Corporate Organization........................................  39
5.7     Solvency......................................................  39
5.8     Adequacy of Intangible Assets.................................  39
5.9     Taxes.........................................................  39
5.10    ERISA.........................................................  39

5.11    Financial Information.........................................  40
5.12    Title to Assets...............................................  41
5.13    Violations of Law.............................................  41
5.14    Environmental Laws............................................  41
5.15    No Default....................................................  42
5.16    Bona Fide Accounts............................................  42
5.17    Amount of Accounts; No Set-offs...............................  42
5.18    Right to Assign...............................................  42
5.19    Corporate and Trade or Fictitious Names.......................  42
5.20    Equipment.....................................................  43
5.21    Inventory.....................................................  43
5.22    Investments...................................................  43
5.23    Trade Relations...............................................  43
5.24    Broker's or Finder's Fees.....................................  43
5.25    Security Interest.............................................  43
5.26    Regulatory Matters............................................  43
5.27    Disclosure....................................................  44
5.28    Burdensome Restrictions.......................................  44
5.29    Labor Matters.................................................  44
5.30    Necessary Authorizations and Healthcare Compliance............  44
5.31    Conduct.......................................................  46
5.32    Holding Company...............................................  46

                            6. AFFIRMATIVE COVENANTS

6.1     Records Respecting Collateral; Lockbox or Blocked
        Account Arrangement...........................................  46
6.2     Reporting Requirements........................................  47
6.3     Tax Returns...................................................  49
6.4     Compliance With Laws..........................................  49
6.5     Environmental Laws............................................  49
6.6     ERISA.........................................................  49
6.7     Books and Records.............................................  50
6.8     Notifications to the Agent, the Administrative Agent,
        and Lenders...................................................  50
6.9     Insurance.....................................................  51
6.10    Maintenance of Property.......................................  52
6.11    Conduct of Business...........................................  52
6.12    Preservation of Corporate Existence...........................  52
6.13    Equipment.....................................................  52
6.14    Other Indebtedness............................................  52
6.15    Assignment of Leasehold Interests.............................  52

                             7. NEGATIVE COVENANTS

7.1     No Encumbrances...............................................  53
7.2     Indebtedness..................................................  53
7.3     Asset Sales...................................................  53
7.4     Guaranties....................................................  53
7.5     Loans, Investments and Acquisitions...........................  54
7.6     Corporate Structure...........................................  54
7.7     Fiscal Year...................................................  54
7.8     ERISA.........................................................  54
7.9     Relocations; Use of Name......................................  55
7.10    Arm's-Length Transactions.....................................  55
7.11    Parent........................................................  55

                             8. FINANCIAL COVENANTS

8.1     Net Worth.....................................................  55
8.2     Leverage Ratio................................................  56
8.3     Fixed Charge Coverage Ratio...................................  56

8.4     Dividends.....................................................  56

                              9. EVENTS OF DEFAULT

9.1     Obligations...................................................  56
9.2     Misrepresentations............................................  56
9.3     Covenants.....................................................  56
9.4     Other Debts...................................................  57
9.5     Tax Lien......................................................  57
9.6     ERISA.........................................................  57
9.7     Voluntary Bankruptcy..........................................  57
9.8     Involuntary Bankruptcy........................................  58
9.9     Suspension of Business........................................  58
9.10    Judgments.....................................................  58
9.11    Change of Control.............................................  58
9.12    Ownership.....................................................  58
9.13    RICO..........................................................  58
9.14    Guaranty......................................................  58

                                  10. REMEDIES

10.1    Default Rate..................................................  59
10.2    Termination; Acceleration of the Obligations..................  59
10.3    Set-Off.......................................................  59
10.4    Rights and Remedies of a Secured Party........................  59
10.5    Take Possession of Collateral.................................  60
10.6    Sale of Collateral............................................  60
10.7    Judicial Proceedings..........................................  61
10.8    Notice........................................................  61
10.9    Appointment of Agent as Borrower's Lawful Attorney............  61

                            11. CONDITIONS PRECEDENT

11.1    Adequacy of Funds.............................................  62
11.2    No Injunction.................................................  62
11.3    No Material Adverse Change....................................  62
11.4    No Default or Event of Default................................  63
11.5    Regulatory Consents and Approvals.............................  63
11.6    Regulatory Restrictions.......................................  63
11.7    Financial Information.........................................  63
11.8    Environmental or Other Obligations............................  63
11.9    Documentation.................................................  63
11.10   Delay in Satisfaction of Conditions Precedent.................  66

                   12. THE AGENT AND THE ADMINISTRATIVE AGENT

12.1    Appointment, Powers and Immunities............................  66
12.2    Reliance by Agent and Administrative Agent....................  67
12.3    Defaults......................................................  68
12.4    Rights as a Lender............................................  68
12.5    Indemnification...............................................  68
12.6    Non-Reliance on Agent, Administrative Agent, and
        other Lenders.................................................  69
12.7    Failure to Act................................................  69
12.8    Resignation or Removal of Agent and Administrative Agent;
        Co-Agents.....................................................  70
12.9    Collateral Matters............................................  71
12.10   The Obligors Not a Beneficiary................................  73

                               13. MISCELLANEOUS

13.1    Waiver........................................................  73

13.2    Survival......................................................  74
13.3    Assignments; Successors and Assigns...........................  74
13.4    Counterparts..................................................  76
13.5    Expense Reimbursement.........................................  76
13.6    Severability..................................................  77
13.7    Notices.......................................................  77
13.8    Entire Agreement; Amendment...................................  77
13.9    Time of the Essence...........................................  79
13.10   Interpretation................................................  79
13.11   Agent, Administrative Agent, and Lenders Not Joint
        Venturers.....................................................  79
13.12   Cure of Defaults by Agent, Administrative Agent, or
        Majority Lenders..............................................  79
13.13   Indemnity.....................................................  79
13.14   Attorney-in-Fact..............................................  80
13.15   Termination Statements........................................  80
13.16   Governing Law; Jurisdiction...................................  81
13.17   Waiver of Jury Trial..........................................  81


Schedule 1.1A    -    Each Lender's Revolving Credit Commitment As of Closing
                      Date
Schedule 1.1B    -    Permitted Liens
Schedule 2.15    -    Outstanding Letters of Credit
Schedule 5.1     -    Description of Ownership and Corporate Organization of
                      Borrower, Parent, and Subsidiaries
Schedule 5.2     -    Chief Executive Offices; Business and Collateral Locations
Schedule 5.5     -    Litigation and Related Proceedings
Schedule 5.8     -    Intangible Assets
Schedule 5.9     -    Federal Tax Identification Numbers of Obligors
Schedule 5.10    -    ERISA Matters
Schedule 5.11(b) -    Financial Information (concerning Indebtedness incurred
                      subsequent to September 30, 1996)
Schedule 5.19    -    Corporate and Trade or Fictitious Names
Schedule 5.22    -    Investments by Borrower
Schedule 5.29    -    Labor Matters
Schedule 5.30A   -    Certificate of Need Jurisdictions
Schedule 5.30B   -    Necessary Authorizations
Schedule 5.30C   -    Medicare and Medicaid Programs
Schedule 5.32    -    Assets of Parent
Schedule 11.9    -    Good Standing Certificates

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Term Note
Exhibit C - Form of Notice of Borrowing
Exhibit D - Net Worth Certificate
Exhibit E - Compliance Certificate
Exhibit F - Form of Opinion of Long, Aldridge & Norman
Exhibit G - Form of Assignment
Exhibit H - Form of Request for Letter of Credit

             FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made and entered into as of the 4th day of December, 1996, by and among PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation, having a principal place of business at 3159 Campus Drive, Norcross, Georgia 30071 (hereinafter referred to as "Borrower"); PEDIATRIC SERVICES OF AMERICA, INC., a Delaware corporation ("Parent", with Borrower and Parent being hereinafter referred to individually as an "Obligor" and collectively as the "Obligors"); CREDITANSTALT-BANKVEREIN, an Austrian banking corporation having offices at 2 Greenwich Plaza, Fourth Floor, Greenwich, Connecticut 06830 (hereinafter referred to as "Creditanstalt"); NATIONSBANK, N.A., having its primary office at 100 North Tryon Street, Charlotte, North Carolina 28255 (hereinafter referred to as "NationsBank"); each of the Lenders from time to time party hereto, including without limitation Creditanstalt and NationsBank (hereinafter referred to individually as a "Lender" and collectively as the "Lenders"), and CREDITANSTALT as Agent for the Lenders concerning collateral and certain other matters (in such capacity, together with its successors and assigns in such capacity, hereinafter referred to as the "Agent"). NationsBank will serve as the administrative agent hereunder concerning funding requests and certain other matters (in such capacity, together with its successors and assigns in such capacity, hereinafter referred to as the "Administrative Agent.")


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, Borrower, Parent, and Creditanstalt are parties to a certain Loan and Security Agreement, dated as of January 14, 1993, as amended by that certain First Amendment to Loan and Security Agreement, dated as of July 29, 1994, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of March 31, 1995, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of September 29, 1995, and as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of May 2, 1996 (the Loan and Security Agreement, as amended, being hereinafter referred to as the "Loan Agreement"); and

     WHEREAS, the Loan Agreement currently provides for a term loan in the principal amount of Ten Million Dollars ($10,000,000) and for a revolving credit facility from Creditanstalt to Borrower in the aggregate principal amount not to exceed Twenty-Five Million Dollars ($25,000,000) at any one time outstanding; and

     WHEREAS, Borrower has requested that the principal amount of the revolving credit facility be raised to Fifty Million Dollars and that certain other changes be made in the terms of the Loan Agreement as set forth herein; and

     WHEREAS, the Lenders are willing to extend such financing to Borrower subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises, to induce the Lenders to extend the financing provided for herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged by Obligors, Obligors and Lenders hereby agree as follows:


                      1. DEFINITIONS, TERMS AND REFERENCES

               A.        CERTAIN DEFINITIONS.  When used herein, the following
                    terms shall have the following respective meanings:

          "Accounts" shall mean all of Borrower's accounts, contract rights,
           --------
chattel paper and instruments (whether now existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights), including, without limitation, all present and future rights to payments for goods, merchandise or Inventory sold or leased or for services rendered, whether or not represented by instruments, chattel paper, invoices or other billing, and whether or not earned by performance; proceeds of any letter of credit on which Borrower is a beneficiary and all forms of obligations whatsoever owing to Borrower, together with all instruments and documents of title representing any of the foregoing, all rights in any goods, merchandise or Inventory which any of the foregoing may represent, all rights in any returned or repossessed goods, merchandise or Inventory, and all rights, security and guaranties with respect to each of the foregoing, including, without limitation, any rights of stoppage in transit.

           "Account Debtor" shall mean any Person who is or may become obligated
            --------------
to Borrower on any Account.

          "Affiliate" shall mean, as to any Person, any other Person which,
           ---------
directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) of the outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors or other governing body (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of such Person or at least ten percent (10%) of the partnership or other ownership interest of such Person; or which controls, is controlled by or is under common control with such Person; provided, however, (a) that in no event shall Borrower and the Agent or the
--------  -------
Administrative Agent or any Lender be deemed or regarded as Affiliates of each other; (b) that in no event shall a Person who owns ten percent (10%) or more of the publicly traded shares of Parent be deemed or regarded as an Affiliate due to such stock ownership so long as that Person is not represented on the board of directors of the Parent, the Borrower, or any of their Subsidiaries and is not entitled to nominate or elect a director to serve on the board of the Parent, the Borrower, or any of their Subsidiaries; (c) that in no event shall Baron Capital, Inc. ("Baron") be deemed or regarded as an Affiliate due to its ownership of Parent's publicly traded shares so long as (i) that ownership is less than twenty (20) percent of Parent's outstanding stock; and (ii) Baron is not represented on the board of directors of the Parent, the Borrower, or any of their Subsidiaries and is not entitled to nominate or elect a director to serve on the board of the Parent, the Borrower, or any of their Subsidiaries; and (d) that in no event shall a Person who owns ten percent (10%) or more of the partnership or other ownership interest of a Permitted Joint Venture be deemed or regarded as an Affiliate due solely to ownership of such an interest. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this First Amended Loan and Security
           ---------
Agreement, as amended or supplemented from time to time.

          "Aggregate Revolving Credit Commitment" shall mean the obligation of
           -------------------------------------
the Lenders to make Revolving Credit Loans to Borrower and to incur Letter of Credit Obligations at the request of Borrower, subject to the terms and conditions hereof, up to an aggregate principal amount not to exceed at any one time outstanding Fifty Million Dollars ($50,000,000), subject, in each case, to reduction as set forth in Section 2.8 hereof. Each Lender's portion of the Aggregate Revolving Credit Commitment as of the Closing Date is set forth on
Schedule 1.1 hereto.

           "Amortization Date" shall mean March 31, June 30, September 30 and
            -----------------
December 31 of each year.

          "Applicable Law" shall mean all provisions of statutes, rules,
           --------------
regulations and orders of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case, whether of the United States or foreign, applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as
           ---------------
may be amended from time to time.

          "Base Lending Rate" shall mean an interest rate per annum, fluctuating
           -----------------
daily, equal to the higher of (a) the rate announced by the Administrative Agent from time to time at its principal office in Charlotte, North Carolina, as its prime rate for domestic (United States) commercial loans in effect on such day; and (b) the Federal Funds Rate in effect on such day plus one-half percent (1/2%). The Base Lending Rate is not necessarily intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit. Each change in the Base Lending Rate shall result in a corresponding change in the interest rate hereunder with respect to a Base Rate Loan and such change shall be effective on the effective date of such change in the Base Lending Rate.

          "Base Rate Loan" shall mean a Loan bearing interest at a rate based
           --------------
on the Base Lending Rate.

          "Borrower" shall mean Pediatric Services of America, Inc., a Georgia
           --------
corporation.

          "Borrowing Availability" shall mean, (a) on any date prior to October
           ----------------------
1, 1998, an amount equal to (i) the product of Borrower's Operating Cash Flow plus depreciation for financial reporting purposes for the fiscal quarter ending on or most recently ended prior to the date such Loan is to be made multiplied
                                                                    ----------
by (ii) 12, and (b) on October 1, 1998, and on any date thereafter, an amount
--
equal to (i) the product of Borrower's Operating Cash Flow plus depreciation for financial reporting purposes for the fiscal quarter ending on or most recently ended prior to the date such Loan is to be made multiplied by (ii) 10, provided,
                                                -------------          --------
however, that, before and after October 1, 1998, for purposes of this
-------
definition, in the event Borrower makes an acquisition permitted by Section 7.5 hereof subsequent to the first day of such fiscal quarter, upon delivery by Borrower to the Administrative Agent of the Certificate described in Section 6.2(g) hereof, such acquisition shall be deemed to have occurred as of the first day of such fiscal quarter on a pro forma basis.

          "Business Day" shall mean a day on which banks are not required or
           ------------
authorized to close in Charlotte, North Carolina, and, if such day relates to a borrowing of, a payment or prepayment of principal or interest on a Continuation or Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, shall mean a day which is also a day on which dealings by and between banks in U.S. dollar deposits are carried out in the interbank Eurodollar market.

          "Capital Lease Obligations" shall mean, as to any Person, the
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (including such Statement No. 13).

          "Change of Control" shall mean the occurrence of any of the following
           -----------------
events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than a Permitted Holder, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Borrower; (b) the Borrower consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property; or (c) the directors of Borrower (or the executive committee thereof) constituting that percentage necessary to approve corporate action not being current directors of Borrower or directors designated or approved by such directors or directors approved by such directors. For Purposes of this definition, (a) "Permitted Holder" shall mean Baron and any other investment company purchasing Parent's shares on the open market, so long as that investor, together with any other Person directly or indirectly controlled by that investor, (i) holds less than twenty percent (20%) of Parent's outstanding shares; (ii) is not entitled to nominate or elect a director to serve on the board of the Parent, the Borrower, or any of their Subsidiaries; and (iii) has not taken any action to remove or change the management of Borrower, Parent, or any of their Subsidiaries or Affiliates; and (b) "Voting Stock" shall mean any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Closing Date" shall mean the date that this Agreement has been signed
           ------------
by each of the Obligors, the Lenders, the Agent and the Administrative Agent on which all of the conditions precedent set forth in Section 11 hereof have been satisfied.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the rules and regulations promulgated thereunder from time to time.

          "Collateral" shall mean the property of Borrower described in Section
           ----------
4.1, or any part thereof, as the context shall require, in which the Agent has, or is to have, a security interest pursuant thereto or pursuant to any of the Loan Documents, as security for payment of the Obligations.

          "Commitment" shall mean, collectively, the Revolving Credit
           ----------
Commitments of all Lenders plus the Term Loan Commitment of Creditanstalt.

          "Commitment Fee" shall mean that amount due and payable to the
           --------------
Administrative Agent for the benefit of the Lenders by Borrower pursuant to and in the amount specified in Section 3.5 hereof.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 3.4 hereof as a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 3.4 hereof of a Loan of any type into a Loan of any other type.

          "Default" shall mean the occurrence of any event or condition which,
           -------
after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

          "Default Rate" shall mean with respect to any Loan or portion thereof,
           ------------
an interest rate per annum equal to the greater of (a) two percent (2%) above the interest rate set forth for such Loan in Section 3.1(a) hereof or (b) with respect to any portion of the Obligations other than Loans, two percent (2%) above the rate set forth in Section 3.1(a)(ii) hereof.

          "Environmental Laws" shall mean all federal, state, local and foreign
           ------------------
laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances and any and all regulations, codes, standards, plans, orders, decrees, writs, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

          "Equipment" shall mean all of Borrower's equipment, fixtures and
           ---------
leasehold improvements, whether now existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights, including, without limitation, all furniture, machinery, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and all rules and regulations from time to time issued or promulgated thereunder.

          "ERISA Affiliate" shall mean each trade or business (whether or not
           ---------------
incorporated) which, together with either Obligor, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean a Loan bearing interest at a rate based
           ---------------
on a Quoted Rate.

          "Event of Default" shall mean any of the events or
           ----------------
conditions described in Article 9 hereof.

          "Existing Term Loan" shall have the meaning given such term in
           ------------------
Section 2.2 hereof.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day,
                          -------------
the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on such next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Bank.

          "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
           ---------------------------
(a) Obligors' Operating Cash Flow for such period to (b) the sum of (i) Obligors' scheduled payments of principal of Indebtedness during such period, plus (ii) Obligors' Interest Expense for such period, plus (iii) Obligors'
----                                                  ----
Capital Lease Obligations paid or payable in respect of such period, in each case calculated on a consolidated basis in accordance with GAAP.

          "Foreign Tax" shall mean any present or future taxes, levies, imposts,
           -----------
duties or other similar charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, with respect to such payments, other than any tax on or measured by the net income of any Lender pursuant to the income tax laws of the jurisdiction where the principal or relevant lending office of any Lender is located.

          "Funded Debt" shall mean, collectively, (a) the aggregate principal
           -----------
amount of Indebtedness for borrowed money which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof;
(b) all Indebtedness outstanding under any revolving credit, line of credit or renewals thereof), notwithstanding that any such Indebtedness is created within one year of the expiration of such agreement; and (c) all Capital Lease Obligations.

          "GAAP" shall mean generally accepted accounting principles
           ----
consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Parent and Borrower, as reflected in the financial information referred to in Section 5.11, 11.7 hereof.

          "General Intangibles" shall mean all of Borrower's general
           -------------------
intangibles, whether now existing or acquired or arising or in which Borrower now has or hereafter acquires any rights, including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, service marks, trademarks, trade names, trade secrets, good will, copyrights, registrations, licenses, franchises, customer lists, agency and other contracts, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification, and all other intangible property of every kind and nature (other than Accounts).

          "Guarantors" shall mean the Parent; PSA Licensing Corporation, a
           ----------
Delaware corporation; PSA Royalty Corporation, a Delaware corporation; Pediatric Services of America (Connecticut), Inc., a Connecticut corporation; Premier Medical Services, Inc., a Nevada corporation; Pediatric Home Nursing Services, Inc., a New York corporation; Pediatric Partners, Inc., a Delaware corporation; Insurance Medical Reporter, Inc., a California corporation; Premier Nurse Staffing, Inc., a Nevada corporation; Premier Certified Home Health Services, Inc., a Nevada corporation; and ARO Health Services, Inc., a Washington corporation; and "Guarantor" shall mean any of them.
                  ---------

          "Guaranty Agreements" shall mean all of the guaranty agreements, dated
           -------------------
of even date herewith, executed by the Guarantors in favor of the Agent and the Lenders, guaranteeing the payment and performance of the Obligations, and "Guaranty Agreement" shall mean any of them.
-------------------

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding (a) endorsements for collection or deposit in the ordinary course of business and (b) any such agreement pursuant to which the obligation is fulfilled solely by the issuance of common stock of the guarantor. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.
 ---------       ----------

          "Hazardous Substances" shall mean any pollutant, contaminant,
           --------------------
hazardous, toxic or dangerous waste, substance or material, or any other substance or material regulated or controlled pursuant to any Environmental Law, including, without limiting the generality of the foregoing, asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquified natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical," "hazardous waste," "regulated substance," "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

          "Indebtedness" shall mean, as applied to any Person at any time, (a)
           ------------
all indebtedness, obligations or other liabilities of such Person, contingent or otherwise (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto; (ii) under profit payment agreements or similar agreements; (iii) with respect to letters of credit issued for such Person's account; (iv) to pay the deferred purchase price of property or services, except unsecured accounts payable and accrued expenses arising in the ordinary course of business which are not more than ninety (90) days past due, unless the past due amounts have been disputed in good faith by the Borrower and Borrower has provided notice to the Administrative Agent concerning the nature of the dispute and the amount at issue; or (v) Capital Lease Obligations; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of any foreign exchange contract or Interest Hedge Agreement, net of liabilities owed to such Person by the counterparties thereon; (d) all shares of Capital Stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption prior to the Maturity Date; and (e) indebtedness of others, including but not limited to any Permitted Joint Venture, Guaranteed by such Person.

          "Interest Expense" shall mean, for any period, total interest expense,
           ----------------
whether paid, accrued or capitalized (including the interest component of Capital Lease Obligations), of the Obligors, including, but not limited to, all origination and other fees, all amortization of original issue discount and the net amount payable under any interest rate swap, cap or collar or similar agreement between Obligors and any person, all as calculated on a consolidated basis in accordance with GAAP.

          "Interest Period" shall mean (a) in connection with any Base Rate
           ---------------
Loan, the period beginning on the date such Base Rate Loan is made, Converted or Continued and ending on the last day of the calendar month in which such Loan is made, Converted or Continued; provided, however, that if a Base Rate Loan is
                              --------  -------
made, Converted, or Continued on the last day of any calendar month, it shall have an Interest Period ending on the last day of the following calendar month; and (b) in connection with any Eurodollar Loan, the period beginning on the date such Eurodollar Loan is made, Converted or Continued and continuing for one, two, three or six months as selected by Borrower in its Notice of Borrowing. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; and
(ii) with respect to Eurodollar Loans, any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month.

          "Inventory" shall mean all of Borrower's inventory, whether now
           ---------
existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights, including, without limitation, any and all goods, merchandise and other personal property, wheresoever located and whether or not in transit, which is or may at any time be held for sale or lease or to be furnished under any contract of service or held as raw materials, work in process, finished goods or materials, and supplies of any kind, nature or description used or consumed in Borrower's business, including, without limitation, all such property, the sale or other disposition of which has given rise to an Account and which may have been returned to or repossessed or stopped in transit by Borrower.

          "Letter of Credit" shall mean any documentary or standby letter of
           ----------------
credit issued at the request and for the account of Borrower or for which any Lender has incurred Letter of Credit Obligations under Section 2.12 of this Agreement.

           "Letter of Credit Commitment" shall have the meaning given to such
            ---------------------------
term in Section 2.14 hereof.

          "Letter of Credit Documents" shall mean, collectively, such
           --------------------------
reimbursement agreements and other instruments, documents or agreements relating to the issuance of Letters of Credit as shall be executed by the Borrower with or in favor of any Lender.

          "Letter of Credit Obligations" shall mean all outstanding obligations
           ----------------------------
incurred by any Lender at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by any Lender of any Letter of Credit, including, without limitation, the aggregate undrawn amount of the outstanding Letters of Credit and the aggregate amount disbursed by the Lender pursuant to all Letters of Credit for which the Lender has not been reimbursed by Borrower pursuant to Section 2.12(b) hereof. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by the Lender pursuant to all outstanding Letters of Credit.

          "Leverage Ratio" shall mean, as of any date of determination thereof,
           --------------
the ratio of (a) Obligors' Funded Debt, as of such date, to (b) Obligors' Net Worth, as of such date, in each case computed on a consolidated basis in accordance with GAAP.

          "Loan" shall mean either a Revolving Credit Loan or the Term Loan, and
           ----
"Loans" shall mean, collectively, all Revolving Credit Loans and the Term Loan.
 -----
Loans may be either Eurodollar Loans or Base Rate Loans, each of which is a "type" of Loan.

          "Loan Documents" shall mean this Agreement, the Notes, the Letter of
           --------------
Credit Documents, the documents executed by Parent or Borrower pursuant to
Section 11.9 hereof, any financing statements covering portions of the Collateral and any and all other instruments, documents, and agreements now or hereafter executed and/or delivered by Parent, Borrower and their respective Affiliates, or any of them, in connection herewith, or any one, more, or all of the foregoing, as the context shall require, and "Loan Document" shall mean any
                                                  -------------
one of the Loan Documents.

          "Majority Lenders" shall mean, subject to the terms of the last
           ----------------
paragraph of Section 13.8 hereof, one or more Lenders having an aggregate Pro Rata Share equal to or greater than sixty-seven percent (67%), but in no event to be less than two Lenders.

          "Material Adverse Effect" shall mean any event or condition which,
           -----------------------
alone or when taken with other events or conditions occurring or existing concurrently therewith (a) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, properties or prospects of either Obligor; (b) has or is reasonably expected to have any material adverse effect whatsoever on the validity or enforceability of this Agreement or any Loan Document; (c) materially impairs or is reasonably expected to materially impair either the ability of Borrower to pay and perform the Obligations or the ability of the Parent to pay and perform its Obligations under the Guaranty and other Loan Documents to which it is a party; (d) materially impairs or is reasonably expected to materially impair the ability of the Agent, the Administrative Agent, or the Lenders to enforce their respective rights and remedies under this Agreement and the Loan Documents; or (e) has or is reasonably expected to have any material adverse effect on the Collateral, the liens and security interest of the Agent, the Administrative Agent, or the Lenders in the Collateral or the priority of such liens and security interests.

          "Maturity Date" shall mean October 1, 2000.
           -------------

          "MPPAA" shall mean the Multiemployer Pension Plan Amendments Act of
           -----
1980, amending Title V of ERISA.

          "Multiemployer Plan" shall have the same meaning as set forth in
           ------------------
Section 4001(a)(3) of ERISA.

          "Necessary Authorizations" shall mean, with respect to any Person, all
           ------------------------
certificates of need, authorizations, certifications, consents, approvals, permits, licenses, accreditations and exemptions, filings and registrations, and reports required by Applicable Law, including, without limitation, Applicable Law relating to the sale and leasing of durable medical equipment and related services provided by such Person and "Necessary Authorization" shall mean any
                                      -----------------------
one of the Necessary Authorizations.

          "Net Income" shall mean, for any period and for any Person, the income
           ----------
(or loss) of such Person for the period in question, after deducting therefrom all operating expenses, provisions for all taxes and reserves and all other proper deductions, all determined in accordance with GAAP.

          "Net Worth" shall mean the excess of Obligors' total assets over Total
           ---------
Liabilities, excluding, however, from the definition of assets the amount of (a) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the later to occur of (i) the Closing Date and (ii) the date either Obligor acquired such asset; (b) treasury stock; (c) receivables from Affiliates of an Obligor; and (d) unamortized debt discount and expense, all determined on a consolidated basis for Obligors in accordance with GAAP.

          "Notes" shall mean, collectively, the Revolving Credit Notes and the
           -----
Term Note.

          "Notice of Borrowing" shall have the meaning given such term in
           -------------------
Section 2.13 hereof.

          "Obligations" shall mean the Loans, the Letter of Credit Obligations
           -----------
and any and all other indebtedness, liabilities and obligations of Obligors to the Agent, the Administrative Agent, or any Lender of every kind and nature (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by the Agent, the Administrative Agent, or any Lender and future advances made to or for the benefit of Borrower), arising under this Agreement or under any of the other Loan Documents, or acquired by the Agent or the Administrative Agent from any other source, whether arising by reason of an extension of credit, opening of a letter of credit, loan, lease, credit card arrangement, guaranty, indemnification or in any other manner, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter acquired.

          "Obligors" shall mean collectively Parent and Borrower, and "Obligor"
           --------                                                    -------
shall mean either one of the Obligors.

          "Operating Cash Flow" shall mean, for any period for which the same is
           -------------------
computed, the sum of (a) Obligors' net income (loss) for such period plus (b)
                                                                     ----
Obligors' Interest Expense for such period plus (c) Obligors' amortization for
                                           ----
financial reporting purposes for such period; plus (d) Obligors' income tax
                                              ----
expense for such period, computed in each case on a consolidated basis in accordance with GAAP.

          "Operating Leases" shall mean all leases of (or other agreements
           ----------------
conveying the right to use) real and/or personal property which are not required to be classified and accounted for as capital leases on a balance sheet under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and "Operating Lease" shall mean any one
                                           ---------------
of the Operating Leases.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established
           ----
under ERISA, or any successor agency or Person performing substantially the same functions.

          "Parent" shall mean Pediatric Services of America, Inc., a Delaware
           ------
corporation and the indirect owner of all of the issued and outstanding shares of capital stock of the Borrower.

          "Permitted Joint Venture" shall mean a joint venture, limited
           -----------------------
partnership, or limited liability company in which Borrower or any of its Subsidiaries holds or acquires any ownership interest so long as the aggregate amount of such holdings and acquisitions complies with the requirements of Sections 7.2, 7.4, and 7.5 hereof.

          "Permitted Liens" shall mean: (a) those liens existing on the date
           ---------------
hereof described on Schedule 1.1 attached hereto; (b) liens, security interests
                    ------------
and encumbrances in favor of the Agent; (c) purchase money liens on Equipment; provided, however, that (i) such lien is created contemporaneously with the
--------  -------
acquisition of such Equipment; (ii) such lien attaches only to the specific items of Equipment so acquired; (iii) such lien secures only the Indebtedness incurred to acquire such Equipment; and (iv) the Indebtedness secured by such lien is permitted by the terms of Section 7.2 hereof; and (d) liens for (i) property taxes not delinquent, (ii) taxes not yet subject to penalties, (iii) pledges or deposits made under Workmen's Compensation, Unemployment Insurance, Social Security and similar legislation, or in connection with appeal or surety bonds incident to litigation, or to secure statutory obligations, and (iv) mechanics' and materialmen's liens with respect to liabilities which are not yet due or which are being contested in good faith.

          "Person" shall mean and include any individual, sole proprietorship,
           ------
partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean any employee benefit plan, program, arrangement,
           ----
practice or contract, maintained by or on behalf of the Obligor or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including, but not limited to, the following types of plans:

          (i)  Executive Arrangements - any bonus, incentive compensation, stock
               ----------------------
option, deferred compensation, commission, severance, "golden parachute," "rabbi trust," or other executive compensation plan, program, contract, arrangement or practice (individually, an "Executive Arrangement" and, collectively, "Executive Arrangements"); provided, however, that such Executive Arrangement is required
                --------  -------
to comply with ERISA;

          (ii)   ERISA Plans - any "employee benefit plan", except any
                 -----------
Multiemployer Plan, as defined in Section 3(3) of ERISA, whether maintained by or for a single employee or by or for multiple employees, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits ("ERISA Plans");

          (iii)  Other Employee Fringe Benefits - any stock purchase, vacation,
                 ------------------------------
scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice ("Fringe Benefit Plans"); and

           (iv)  Multiemployer Plan - any Multiemployer Plan.
                 ------------------

          "Pro Rata Share" shall mean, at any particular time and with respect
           --------------
to any Lender, a fraction, expressed as a percentage, the numerator of which shall be (a) for Creditanstalt, the sum of (i) the then outstanding principal balance of the Term Loan and (ii) Creditanstalt's Revolving Credit Commitment, and (b) for any Lender other than Creditanstalt, the then outstanding principal balance of that Lender's Revolving Credit Commitment and the denominator of which shall be the sum of (x) the aggregate outstanding principal balance of the Term Loan and (y) the Aggregate Revolving Credit Commitment, as the same may be adjusted from time to time pursuant to the terms of this Agreement; provided,
                                                                    --------
that following the termination or reduction of the Commitment to zero, "Pro Rata
                                                                        --------
Share" shall mean, at any particular time and with respect to any Lender, a
-----
fraction, expressed as a percentage, the numerator of which shall be the sum of the then outstanding principal balance of such Lender's portion of the Term Loan and all outstanding Revolving Loans, and the denominator of which shall be the sum of the aggregate outstanding principal balance of the Term Loans and all Revolving Loans hereunder.

          "Quoted Rate" shall mean, for any Eurodollar Loan for any Interest
           -----------
Period therefor, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on
                 --------  -------
Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Regulation D" shall mean Regulation D of the Board of Governors of
           ------------
the Federal Reserve System, as it may be amended from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, the
           -----------------
adoption on or after the Closing Date of any applicable federal, state, or foreign law, rule or regulation or any change after such date in any such federal, state or foreign law, rule or regulation (including, without limitation, Regulation D), or any adoption or change in the interpretation or administration thereof by any court, Governmental Authority, central bank or comparable agency or monetary authority charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive made after such date (whether or not having the force of law) of any such court, authority, central bank or comparable agency or monetary authority.

          "Reportable Event" shall have the meaning set forth in Section 4043
           ----------------
of ERISA.

          "Request for a Letter of Credit" shall have the meaning given to such
           ------------------------------
term in Section 2.10.

          "Revolving Credit Pro Rata Share" shall mean, at any particular time
           -------------------------------
and with respect to any Lender, a fraction, expressed as a percentage, the numerator of which shall be the then outstanding principal balance of that Lender's Revolving Credit Commitment and the denominator of which shall be the Aggregate Revolving Credit Commitment, as the same may be adjusted from time to time pursuant to the terms of this Agreement; provided, that following the
                                              --------
termination or reduction of the Commitment to zero, "Revolving Credit Pro Rata
                                                     -------------------------
Share" shall mean, at any particular time and with respect to any Lender, a
-----
fraction, expressed as a percentage, the numerator of which shall be the sum of the then outstanding principal balance of such Lender's portion of all outstanding Revolving Loans, and the denominator of which shall be the sum of the aggregate outstanding principal balance of all Revolving Loans hereunder.

          "Revolving Credit Commitment" shall mean, with respect to any Lender,
           ---------------------------
the obligation of such Lender to make Revolving Credit Loans to the Borrower and to incur Letter of Credit Obligations on the Closing Date or otherwise at the request of the Borrower, subject to the terms and conditions hereof, as the same may be reduced from time to time in accordance with Section 2.11 hereof. The Revolving Credit Commitment of each Lender as of the Closing Date is set forth on SCHEDULE 1.1A hereto.

          "Revolving Credit Loans" shall mean, collectively, the loans made
           ----------------------
pursuant to Section 2.1 hereof and "Revolving Credit Loan" shall mean any loan
                                    ---------------------
made pursuant to Section 2.1 hereof.

           "Revolving Credit Note" shall have the meaning given to such term in
            ---------------------
Section 2.1 hereof.

          "Solvent" shall mean, as to any Person, that such Person (a) has
           -------
capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair saleable value is greater than the amount required to pay its Indebtedness.

          "Subordinated Debt" shall mean Indebtedness (a) for which Obligor is
           -----------------
primarily liable; (b) for which no Subsidiary of Obligor other than Borrower is liable; (c) which is unsecured; (d) which has been subordinated in right of payment to the prior payment of the Obligation, on terms and conditions satisfactory to the Majority Lenders; and (e) which has such payment, interest and other terms as have been approved by the Majority Lenders.

          "Subsidiary" shall mean, as to any Person, any other Person, of which
           ----------
more than fifty percent (50%) of the outstanding shares of capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors of such corporation or similar governing body of such other Person (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or by one or more "Subsidiaries" of such Person.

          "Term Loan" shall mean the loan made pursuant to Section 2.2 hereof.
           ---------

          "Term Loan Commitment"  shall mean the obligation of Creditanstalt to
           --------------------
make the Term Loan to Borrower in a principal amount not to exceed Ten Million Dollars ($10,000,000).

          "Term Note" shall have the meaning given to such term in Section 2.2
           ---------
hereof.

          "Termination Date" shall mean the earliest of (a) the Maturity Date;
           ----------------
(b) the date the Commitment is reduced to zero pursuant to Section 2.10 hereof; and (c) the date the Commitment is terminated pursuant to Section 2.7 or 10.2 hereof.

          "Total Liabilities" shall mean all obligations, indebtedness or other
           -----------------
liabilities of any kind or nature, fixed or contingent, due or not due, which, in accordance with GAAP, would be classified as a liability on the consolidated balance sheet of Borrower.

          "UCC" shall mean the Uniform Commercial Code as in effect in the
           ---
State of New York.

          1.2 USE OF DEFINED TERMS. All terms defined in this Agreement and the Exhibits hereto shall have the same defined meanings when used in any other Loan Document, unless the context shall require otherwise.


          1.3 ACCOUNTING TERMS; CALCULATIONS. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP, consistently applied (except as otherwise specifically required herein).

          1.4 OTHER TERMS. All other terms used in this Agreement which are not specifically defined herein but which are defined in the UCC shall have the meanings set forth therein.

          1.5 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Exhibits or Schedules shall refer to the corresponding Article, Section, Subsection, paragraph, clause, subclause of, Exhibit or Schedule attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions of, Exhibits or Schedules to, another document or instrument.

          1.6 EXHIBITS. All Exhibits and Schedules attached hereto are by reference made a part hereof.


                                 2. THE LOANS

          2.1 REVOLVING CREDIT LOANS. Subject to the terms and conditions hereof and provided that there exists no Default or Event of Default, each Lender severally agrees to make one or more loans (each a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"), as requested by Borrower in accordance with the provisions of Section 2.3 hereof, to Borrower from time to time on and after the date hereof and up to, but not including, the Termination Date in an aggregate amount (i) which, when added to all outstanding Letter of Credit Obligations, will not exceed the Aggregate Revolving Credit Commitment, and (ii) which, when added to the sum of the then outstanding principal balance of the Term Loan plus all then outstanding Letter of Credit
                                   ----
Obligations, will not exceed Borrowing Availability as in effect as such time. The Revolving Credit Loans made by each of the Lenders shall be evidenced by a promissory note, substantially in the form of Exhibit A attached hereto, payable
                                              ---------
to each Lender in the principal face amount of such Lender's Revolving Credit Commitment (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof, in whole or in part, the "Revolving Credit Notes"). Prior to the Termination Date, Revolving Credit Loans may be borrowed, repaid and reborrowed in accordance with the terms hereof. All Revolving Credit Loans shall become due and payable in full on the Termination Date.

          2.2  TERM LOAN.

          (a) Prior to the Closing Date, Creditanstalt made term loans (collectively, the "Existing Term Loan") to Borrower in an aggregate, outstanding principal amount of Ten Million Dollars ($10,000,000). On the Closing Date, subject to the terms and conditions hereof and provided there exists no Default or Event of Default, the Existing Term Loan shall be evidenced by a promissory note, substantially in the form of Exhibit B attached hereto,
                                                   ---------
payable to Creditanstalt in the principal face amount of $10,000,000 (together with any and all amendments, modifications and supplements thereto, and any renewals, replacements or extensions thereof, in whole or in part, the "Term Note"). The principal amount of the Term Loan shall be repayable in fourteen
(14) installments of principal, payable on each Amortization Date, commencing March 31, 1997, with the first thirteen (13) such installments each being in an amount equal to Seven Hundred Fourteen Thousand Two Hundred Eighty-Six and No/100 Dollars ($714,286.00) and the fourteenth (14th) and final such installment being in an amount equal to the then-outstanding unpaid principal balance of the Term Loan payable on June 30, 2000.

          2.3 BORROWING PROCEDURES. As of the Closing Date, Borrower shall have delivered to Creditanstalt and the Administrative Agent a Notice of Borrowing for the full amount of the Term Loan. The Borrower shall give the Administrative Agent a Notice of Borrowing in connection with each request for a borrowing under the Term Loan or the Revolving Credit Loans hereunder in accordance with Section 2.13 hereof. The Administrative Agent shall promptly notify Creditanstalt of any Notice of Borrowing for the Term Loan and each Lender of any Notice of Borrowing for Revolving Credit Loans received hereunder. Not later than 11:00 a.m (prevailing Eastern time), on the date specified for each borrowing hereunder, Creditanstalt shall make available to the Administrative Agent the requested funding under the Term Loan and each Lender shall make available to the Administrative Agent the amount of the Revolving Loan to be made by such Lender in accordance with such Lender's Revolving Credit Pro Rata Share, in immediately available funds at the account with NationsBank designated by the Administrative Agent on its signature page hereof. The Administrative Agent shall, subject to the terms and conditions of this Agreement, not later than 1:00 p.m. (prevailing Eastern time) on the Business Day specified for such borrowing, make such amount available to the Borrower at the Administrative Agent's office in Charlotte, North Carolina.

          2.4 LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The Administrative Agent will maintain one or more loan accounts for Borrower to which the Administrative Agent will charge all amounts advanced to or for the benefit of Borrower hereunder or under any of the other Loan Documents and to which the Administrative Agent will credit all amounts collected under each such credit facility from or on behalf of the Borrower. The Administrative Agent will account to Borrower periodically with a statement of charges and payments made pursuant to this Agreement, and each such account statement shall be deemed final, binding and conclusive unless the Administrative Agent is notified by Borrower in writing to the contrary within thirty (30) days of the date of each account statement. Any such notice shall only be deemed an objection to those items specifically objected to therein. The unpaid principal amount of the Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the accrued and unpaid fees, premiums and other amounts due hereunder shall at all times be ascertained from the records of the Administrative Agent and such records shall constitute conclusive evidence of the amounts so due and payable, absent manifest error.

          2.5 SEVERAL OBLIGATIONS OF THE LENDERS; REMEDIES INDEPENDENT. (a) Unless the Administrative Agent shall have been notified by any Lender at least one (1) Business Day prior to the date on which any Eurodollar Loan is to be made to the Borrower and not later than 11:00 a.m. (prevailing Eastern time) on the date any Base Rate Loan is to be made, that such Lender does not intend to make available to the Administrative Agent such Lender's Revolving Credit Pro Rata Share of such borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Loan and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such a corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount as recovered by the Administrative Agent at a rate per annum equal to the Federal Funds Rate, for the first two (2) Business Days, and thereafter at the rate per annum then in effect with respect to Base Rate Loans. Nothing herein shall be deemed to relieve Creditanstalt from its obligation to fulfill its Term Loan Commitment or any Lender of its obligation to fulfill its Revolving Credit Commitment or to prejudice any rights which the Agent, the Administrative Agent, or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (b) The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make any Loan to be made by it on such date, but neither any Lender nor the Agent nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by the Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and its Note, and it shall not be necessary for any other Lender, the Agent, or the Administrative Agent to consent to, or be joined as an additional party in, any proceeding for such purposes.

          2.6 USE OF PROCEEDS. The proceeds of the Loans shall be used (i) to provide for the general working capital needs of Borrower; and (ii) to finance acquisitions by Borrower permitted by Section 7.5 hereof or otherwise consented to by the Majority Lenders. No portion of the proceeds of any Loan may be used by the Borrower in any manner which would cause such Loan or the application of the proceeds thereof to violate any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          2.7 TERMINATION. This Agreement shall terminate upon the latest to occur of (a) the Termination Date; (b) the repayment and satisfaction of all Obligations; and (c) the termination or expiration of all of the Letters of Credit.

          2.8  PAYMENTS.

          (a) Each payment by Borrower pursuant to this Agreement or any of the Notes shall be made prior to 1:00 p.m. (prevailing Eastern time) on the date due and shall be made without set-off or counterclaim to the Administrative Agent at the "Address for Notices" specified below its name on the signature pages hereto or at such other place or places as the Administrative Agent may designate from time to time in writing to Borrower and in such amounts as may be necessary in order that all such payments (after withholding for or on account of any Foreign
Tax) shall not be less than the amounts otherwise specified to be paid under the Notes. Except as otherwise set forth herein or in the Notes, the principal amount of each such payment shall be an integral multiple of $100,000. Each such payment shall be in lawful currency of the United States of America and in immediately available funds. The Administrative Agent shall promptly remit to each Lender such Lender's share of any payment received by the Administrative Agent from either Obligor.

          (b) Each payment made by either Obligor hereunder shall either (i) be exempt from, and be made without reduction by reason of, any Foreign Tax or (ii) to the extent that any such payment shall be subject to any Foreign Tax, be accompanied by an additional payment by such Obligor of such amount as may be necessary so that the net amount received by each Lender (after deducting all applicable Foreign Taxes) is the same as each such Lender would have received had such payment not been subject to such Foreign Tax. Upon any payment of Foreign Tax by the such Obligor, such Obligor shall promptly (and in any event within thirty (30) days) furnish to the Administrative Agent such tax receipts, certificates and other evidence of such payment as such Obligor may have or the Agent, the Administrative Agent, or any Lender may reasonably request.

          (c) If the due date of any payment hereunder or under any of the Notes would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension unless, with respect to Eurodollar Loans only, such Business Day falls in another calendar month, in which case such payment shall be due and payable on the immediately preceding Business Day. If the Administrative Agent has not received any payment due hereunder by the close of business on the date such payment is due, Borrower authorizes the Administrative Agent, at its option, to charge such payment as a Revolving Credit Loan.

          2.9  PRORATA TREATMENT.     Except to the extent otherwise provided
herein: (a) each borrowing from the Lenders under Sections 2.1 hereof shall be made from the Lenders pro rata according to their respective Revolving Credit Pro Rata Shares; (b) each payment of the Commitment Fee under Section 3.5 hereof shall be made to the Administrative Agent for the account of the Lenders pro rata according to their respective Pro Rata Shares; (c) each termination or reduction of the amount of the Revolving Credit Commitment under Section 2.10 hereof shall be applied to the Lenders, pro rata according to their respective Revolving Credit Pro Rata Shares; (d) the making, Conversion and Continuation of Revolving Credit Loans of a particular type shall be made pro rata among the Lenders according to their respective Revolving Credit Pro Rata Shares and the then current Interest Period for each Eurodollar Loan shall be coterminous; (e) each payment or prepayment of principal by Borrower (i) for the Term Loan, shall be made for the account of Creditanstalt; and (ii) for Revolving Credit Loans, shall be made for the account of the Lenders pro rata in accordance with their respective Revolving Credit Pro Rata Shares; provided, that if immediately prior
                                             --------
to giving effect to any such payment in respect of any Revolving Credit Loans the outstanding principal amount of the Revolving Credit Loans shall not be held by the Lenders pro rata in accordance with their respective Revolving Credit Pro Rata Shares in effect at the time such Revolving Credit Loans were made (by reason of a failure of a Lender to make a Revolving Credit Loan hereunder in the circumstances described in the last paragraph of Section 13.8 hereof), then such payment shall be applied to the Revolving Credit Loans in such manner as shall result, as nearly as is practicable in the judgment of the Administrative Agent, in the outstanding principal amount of the Revolving Credit Loans being held by the Lenders prorata in accordance with their respective Revolving Credit Pro Rata Shares; and (f) each payment of interest by Borrower (i) on the Term Loan, shall be made for the account of Creditanstalt; and (ii) on the Revolving Credit Loans, shall be made for account of the Lenders prorata in accordance with the amounts of interest on such Revolving Credit Loans then due and payable to the respective Lenders.

          2.10  PREPAYMENT; COMMITMENT REDUCTION.

          (a) Upon written notice to the Administrative Agent in accordance with Section 2.10, Borrower may, at its option, reduce the Aggregate Revolving Credit Commitment or prepay the Term Loan, in whole or in part, on the date specified in such notice, without premium or penalty.

          (b) In no event may Borrower reduce the Aggregate Revolving Credit Commitment below the aggregate principal amount of the Revolving Credit Loans outstanding thereunder.

          (c) The Aggregate Revolving Credit Commitment shall be automatically reduced to zero on the Maturity Date.

          (d) Once terminated or reduced, the Aggregate Revolving Credit Commitment may not be reinstated.

          (e) All prepayments of the Term Loan shall be applied to the principal installments thereof in the inverse order of their maturities.

          (f) Borrower may not prepay any Loan which is a Eurodollar Loan prior to the last day of the Interest Period applicable to such Eurodollar Loan unless Borrower pays to the Lenders, concurrently with such prepayment, all amounts payable to the Lenders pursuant to Section 3.9 hereof.

          2.11  SHARING OF PAYMENTS, ETC.

          (a)   Each Obligor agrees that, in addition to (and without limitation
of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of such Obligor at any of its offices, in dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Obligor), in which case it shall promptly notify the Borrower and the Administrative Agent thereof; provided that such Lender's failure to give such notice shall not affect the
--------
validity thereof.

          (b) If any Lender shall obtain from either Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent or the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Revolving Credit Pro Rata Share of the principal of or interest on the Revolving Credit Loans or such other amounts then due hereunder by such Obligor, it shall promptly notify the Administrative Agent of such payment and promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) prorata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders; provided, that if at the time of such payment the outstanding principal
         --------
amount of the Revolving Credit Loans shall not be held by the Lenders in accordance with their respective Revolving Credit Pro Rata Shares in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances described in the last paragraph of Section 13.8 hereof), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable in the judgment of the Administrative Agent, in the outstanding principal amount of the Revolving Credit Loans being held by the Lenders according to each Lender's Revolving Credit Pro Rata Share. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Obligor agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of either Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.11 to share in the benefits of any recovery on such secured claim.

          2.12 LOANS IN EXCESS OF BORROWING AVAILABILITY. Borrower acknowledges that the Lenders are not obligated and do not presently intend to make Loans, incur Letter of Credit Obligations or make other extensions of credit to Borrower the principal amount of which, in the aggregate, at any time would exceed the Borrowing Availability. However, it is agreed that, should the Loans, Letter of Credit Obligations or other extensions of credit incurred under Section 2.1 hereof exceed the limitations set forth therein, or should the principal amount of any other extension of credit to Borrower hereunder exceed the Borrowing Availability, all of Borrower's obligations to any of the Lenders with respect to such Loans, Letter of Credit Obligations and extensions of credit shall nevertheless constitute Obligations under this Agreement and shall be entitled to the benefit of all security interests granted under this Agreement and all other Loan Documents. Notwithstanding the foregoing, if any amounts outstanding hereunder shall exceed the Borrowing Availability, Borrower shall immediately repay such excess amounts to the Administrative Agent.

          2.13 CERTAIN NOTICES. All notices given by Borrower to the Administrative Agent hereunder of terminations or reductions of the Revolving Credit Commitment, or of borrowings, Conversions, Continuations or prepayments of Loans hereunder shall either be oral, with prompt written confirmation by telecopy, or in writing, with such written confirmation or writing to be substantially in the form of Exhibit C attached hereto, and, in the case of a
                             ---------
request for a Letter of Credit, to be substantially in the form of Exhibit H
                                                                   ---------
attached hereto (a "Request for Letter of Credit"); shall be irrevocable; shall be effective only if received by the Administrative Agent prior to 10:00 a.m. (prevailing Eastern time) on a Business Day which is: (a) at least fifteen (15) days prior to such termination or reduction of the Commitment; (b) not later than the date such Loan is to be made as, Converted to or Continued as a Base Rate Loan; (c) at least three (3) Business Days prior to the date such Loan is to be made as, Converted to or Continued as a Eurodollar Loan; (d) at least fifteen (15) days prior to any such prepayment, in the case of a prepayment of any Revolving Credit Loan or the Term Loan; or (f) at least three (3) Business Days prior to the date such Letter of Credit is to be issued. Each such notice to reduce the Revolving Credit Commitment or to prepay any of the Revolving Credit Loans or the Term Loan shall specify the amount of the Revolving Credit Commitment or Revolving Credit Loans or Term Loan to be reduced or prepaid (which shall be an integral multiple of $100,000) and the date of such reduction or prepayment, which date, in the case of a prepayment of a Eurodollar Loan, shall not be prior to the last day of the Interest Period then applicable to such Eurodollar Loan. Each such notice of borrowing, Conversion or Continuation shall specify: (i) the amount of such borrowing, Conversion or Continuation (which shall be an integral multiple of $100,000); (ii) whether such Loan to be borrowed, Converted or Continued is a Revolving Credit Loan or a Term Loan;
(iii) if such notice is for a borrowing, Conversion or Continuation of a Revolving Credit Loan, that the amount of the Loan to be made, Converted or Continued, when aggregated with all other Loans and Letter of Credit Obligations to be outstanding following the funding, Conversion or Continuation of such Loan, does not exceed the Borrowing Availability; (iv) whether such Loan will be made, Converted or Continued as a Eurodollar Loan or as a Base Rate Loan; (v) the date such Loan is to be made, Converted or Continued (which shall be a Business Day and, if such notice is to Convert or Continue a Eurodollar Loan then outstanding, shall not be prior to the last day of the then current Interest Period for such outstanding Loan); and (vi) if such Loan is a Eurodollar Loan, the duration of the Interest Period with respect thereto. Each request for a borrowing, Conversion or Continuation of a Loan or for any other financial accommodation by Borrower pursuant to this Agreement or the other Loan Documents shall constitute (y) an automatic warranty and representation by the Obligors to the Administrative Agent, the Agent and the Lenders that there does not then exist a Default or Event of Default or any event or condition which, with the making of such Loan or the issuance of such Letter of Credit, would constitute a Default or Event of Default and (z) an affirmation that as of the date of such request all of the representations and warranties of the Obligors contained in this Agreement and the other Loan Documents are true and correct in all material respects, both before and after giving effect to the application of the proceeds of the Loan. If on the last day of the Interest Period of any Eurodollar Loan hereunder, the Administrative Agent has not received a timely notice hereunder to Convert, Continue such Loan, or such designated portion, to a Base Rate Loan, or to prepay such Loan, Borrower shall be deemed to have submitted a notice to convert such Loan to a Base Rate Loan.

          2.14   LETTERS OF CREDIT.

          (a) Subject to the terms and conditions hereof and provided that there exists no Default or Event of Default, at any time and from time to time from the Closing Date to (but not including) the Maturity Date, the Administrative Agent shall, in the exercise of its sole discretion and for the benefit of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 2.14(c) below, issue, for the account of the Borrower, such Letters of Credit as the Borrower may request by a Request for Letter of Credit (in the manner described in Section 2.14), each in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; provided, however, that after giving effect to the issuance of any such Letter
--------  -------
of Credit, (i) the aggregate amount of all Letter of Credit Obligations of Borrower outstanding at any one time does not exceed $10,000,000 (the "Letter of Credit Commitment" with Creditanstalt's portion of that Commitment being $5,000,000 and NationsBank's portion of that Commitment being $5,000,000), and
(ii) the aggregate amount of all outstanding Revolving Credit Loans, together with all outstanding Letter of Credit Obligations, will not exceed the lesser of
(A) the Aggregate Revolving Credit Commitment and (B) Borrowing Availability. Each of the Lenders shall, upon the issuance of such Letter of Credit, be deemed to have purchased a participation in such Letter of Credit pursuant to Section 2.14(c) below. No Letter of Credit shall be issued by the Administrative Agent under this Section 2.14(a) except to the extent reasonably necessary in connection with transactions in the ordinary course of business of the Borrower and its Subsidiaries. The expiration date of any such Letter of Credit shall not extend beyond the earlier of (i) the Maturity Date, and (ii) any date fixed for termination of the Revolving Credit Commitment pursuant to this Agreement.

          (b) Each Request for a Letter of Credit under Section 2.14(a) above shall be submitted to the Administrative Agent at least three (3) Business Days prior to the date when such Letter of Credit is required, accompanied by an appropriate letter of credit application on the Administrative Agent's customary form and such other Letter of Credit Documents (including, without limitation, a reimbursement agreement) in such form and containing such terms and conditions as the Administrative Agent requires, executed by the chief executive officer or chief financial officer of the Borrower.

          (c) Attached hereto as SCHEDULE 2.14 is a list of certain letters of credit issued by Creditanstalt or an Affiliate of Creditanstalt for the account of Borrower or any of Borrower's Affiliates which are outstanding as of the Closing Date. On the Closing Date: (i) such letters of credit shall be deemed to be Letters of Credit issued pursuant to and in compliance with Section 2.14(a); (ii) the face amount of such Letters of Credit shall be included in the calculation of Letter of Credit Obligations; and (iii) the provisions of this
Section 2.14 shall apply thereto as of such Letters of Credit were issued hereunder.

          (d) Simultaneously with the issuance by the Administrative Agent of any Letter of Credit under Section 2.14(a) above, and on the Closing date with respect to the Letters of Credit referred to in Section 2.14(c) above, each Lender other than the Administrative Agent shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto, equal to such Lender's Revolving Credit Pro Rata Share of such Letter of Credit (and the Administrative Agent shall be deemed to have purchased a participation in the amount equal to its retained interest in such Letter of Credit equal to its Revolving Credit Pro Rata Share of such Letter of Credit). Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Revolving Credit Pro Rata Share, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under such Letter of Credit to the extent that such amount is not reimbursed by the Borrower. The failure of any Lender to make available to the Administrative Agent its Revolving Credit Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its Revolving Credit Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit and its participations therein pursuant to the provisions of this Section or otherwise and the obligations of the Borrower to make payments to the Administrative Agent for the account of the Lenders with respect to any Letter of Credit shall be irrevocable, and shall not be subject to any qualification or exception whatsoever.

          In the event that any payment by the Borrower received by the Administrative Agent with respect to a Letter of Credit and distributed by the Administrative Agent to Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's Revolving Credit Pro Rata Share of the amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it. Each Lender shall share, pro rata, in accordance with its participating interest, in any interest (but not in the processing, administration and similar fees charged by the Administrative Agent, which fees shall be solely for the account of the Administrative Agent) which accrues to the Administrative Agent pursuant to any applicable reimbursement agreement.

          (e) Obligors hereby agree to reimburse the Administrative Agent for payments made by the Administrative Agent under any Letter of Credit as provided in any reimbursement agreement executed in connection with the issuance of such Letter of Credit.

          (f) If the applicable Obligor fails to make any payment as and when required by Section 2.14(e), or if the Borrower fails to request a Revolving Loan in an amount sufficient to pay the outstanding Letter of Credit Obligations, each Lender may, without notice to or the consent of the Borrower, make a Revolving Loan under Section 2.1 in an aggregate amount equal to the amount paid by such Lender in respect of its Letter of Credit Obligations pursuant to Section 2.14(d) above and, for this purpose, the conditions precedent to the making of a Revolving Loan under this Agreement shall not apply. The proceeds of such Loan shall be paid to the Administrative Agent to reimburse it for any payments made by it in respect of such Letter of Credit Obligations.

          (g) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, and each such Letter of Credit, and all Letter of Credit Obligations in respect thereof, shall in each case remain subject to this Section 2.14.

          (h) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the applicable Obligor fails to reimburse the Administrative Agent pursuant to the applicable reimbursement agreement as provided in Section 2.14(e) above, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such unpaid reimbursement obligation. No later than 3:00 p.m. (prevailing Eastern time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent at the Administrative Agent's principal office in Charlotte, North Carolina, in immediately available funds, such Lender's Revolving Credit Pro Rata Share of such unpaid reimbursement obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (ii) an amount equal to such
                                         -----
Lender's Revolving Credit Pro Rata Share of such unpaid reimbursement obligation, times (iii) a fraction, the numerator of which is the number of days
            -----
that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Pro Rata Share of such unpaid reimbursement obligation shall become immediately available to the Administrative Agent and the denominator of which is 360; provided, however, that if the Administrative Agent fails to give the Lenders
--------  -------
notice of such Obligor's failure to reimburse the Administrative Agent, as the case may be, within three (3) Business Days following such failure, the Lenders shall be required to pay interest only for the period from and including the date the Administrative Agent made payment through and including the third Business Day following such failure. The responsibility of the Administrative Agent to the Obligors and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

          (i) The Obligors' obligations under this Section 2.14 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which either such Obligor may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. Each Obligor further agrees with the Administrative Agent and the Lenders that the Administrative Agent and the Lenders shall not be responsible for, and the Borrower's reimbursement obligations under Section 2.14(g) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among either Obligor, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of either Obligor against the beneficiary of any Letter of Credit or any such transferee. Neither the Administrative Agent nor the Lenders shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each Obligor agrees that any action taken or omitted by the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without gross negligence, shall be binding upon the Obligors and shall not result in any liability on the part of the Administrative Agent or any Lender to the either Obligor.

          (j) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          (k) As between the Obligors, on the one hand, and the Administrative Agent and the Lenders, on the other, the provisions of this Agreement, to the extent in conflict with any provision of any Letter of Credit Documents, shall control.

                             3.  FEES AND INTEREST

          3.1  INTEREST.

          (a) Subject to modification pursuant to Section 10.1 hereof, the average daily outstanding principal amount of the Loans, all outstanding Obligations, and all other sums payable by Borrower hereunder shall bear interest from the date thereof until paid in full at the following rates:

               (i) the outstanding principal amount of each Eurodollar Loan shall bear interest at a fixed rate of interest per annum equal to the Quoted Rate for the then-current Interest Period for such Loan plus one and one-half percent (1 1/2%), calculated daily on the basis of a 360-day year and actual days elapsed;

               (ii) the outstanding principal amount of each Base Rate Loan and all other sums payable by Borrower hereunder shall bear interest at a fluctuating rate per annum equal to the Base Lending Rate, calculated daily on the basis of a 360-day year and actual days elapsed; and

               (iii) the outstanding principal amount of any Loan or other Obligations which are not paid in full when due shall bear interest at the Default Rate.

          (b) Accrued interest shall be payable (i) in the case of Base Rate Loans, monthly on the first day of each month hereafter for the previous month, commencing with the first such day following the date hereof; (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period, provided,
                                                               --------
however, that if any Interest Period in respect of a Eurodollar Loan is longer
-------
than three (3) months, such interest prior to maturity of such Interest Period shall be paid on the last Business Day of each three (3) month interval within such Interest Period as well as on the last day of such Interest Period; (iii) in the case of any Loan, upon the Conversion, payment or prepayment thereof;
(iv) in the case of any other sum payable hereunder, as set forth elsewhere in this Agreement or, if not so set forth, on demand; and (v) in the case of interest payable at the Default Rate, on demand.

          3.2 INTEREST PERIOD. The Interest Period for any Loan shall commence on the date such Loan is made, Converted or Continued as specified in the notice delivered pursuant to Section 2.13 hereof applicable thereto and shall continue
(a) until the last day of the then current calendar month, in the case of a Base Rate Loan, or (b) for a period of one (1), two (2), three (3) or six (6) months, in the case of a Eurodollar Loan, as specified in such notice for such Eurodollar Loan. If Borrower fails to specify the duration of the Interest Period for any Eurodollar Loan in the notice therefor delivered pursuant to
Section 2.13 hereof, such Loan shall instead be made, Converted or Continued, as appropriate, as a Base Rate Loan.

          3.3  LIMITATIONS ON INTEREST PERIODS.   Borrower may not select any
Interest Period for any Eurodollar Loan which extends beyond the Maturity Date, in the case of Revolving Credit Loans. Borrower may not select any Interest Period for any Eurodollar Loan which extends beyond the Amortization Date, in the case of the Term Loans, unless, giving effect to such Interest Period for such Loan, the aggregate outstanding principal amount of the Term Loan which consists of Eurodollar Loans having Interest Periods extending beyond such Amortization Date is not greater than the aggregate principal amount of the Term Loan scheduled to be outstanding immediately following such Amortization Date. Notwithstanding any other provision hereof to the contrary, Borrower shall not have, in the aggregate for all Loans outstanding, more than eight (8) different Interest Periods for Base Rate Loans and Eurodollar Loans at any given time during the term of this Agreement (for which purpose (a) Interest Periods for Eurodollar Loans shall be deemed different from Interest Periods for Base Rate Loans, even if they are coterminous and (b) Interest Periods for the Term Loan shall be deemed different from Interest Periods for Revolving Credit Loans, even if they are otherwise identical).

          3.4 CONVERSIONS AND CONTINUATIONS. Subject to the terms and conditions hereof, Borrower shall have the right, on any Business Day, from time to time, upon written notice in accordance with Section 2.13 hereof to Convert Loans of one type to Loans of another type and to continue Loans of one type as Loans of the same type; provided that a Eurodollar Loan may not be Converted to a Base Rate Loan prior to the end of the Interest Period applicable thereto. Borrower agrees that, if it shall fail to repay any Loan or portion thereof when due (whether by acceleration or otherwise) and the Loan at such maturity is being maintained as a Eurodollar Loan, the Administrative Agent, without limiting the rights of the Lenders hereunder or under the Notes, may at any time and from time to time after such due date Convert to another type of Loan or Continue such Loan as a Loan of the same type.

          3.5  FEES.

          (a) Borrower shall pay to the Lenders a commitment fee (the "Commitment Fee"), calculated on the basis of a 360-day year and actual days elapsed, equal to three-eighths of one percent (3/8 of 1%) per annum of the average daily unused amount of the Commitment, payable on the first day of each calendar quarter for the previous calendar quarter or portion thereof and on the Termination Date.

          (b) As additional consideration for the issuance of Letters of Credit pursuant hereto, Borrower shall pay to the Lenders, a letter of credit fee (the "Letter of Credit Fee"), in addition to the processing, administrative and similar fees charged by the Administrative Agent or the Lenders in connection with the issuance of Letters of Credit and any other sums pursuant to Section
2.14 hereof, calculated on the basis of a 360-day year and actual days elapsed, equal to one and one-half percent (1 1/2%) per annum of the daily average aggregate undrawn amount of the outstanding Letters of Credit, payable quarterly on the first day of each calendar quarter for the previous calendar quarter and on the Termination Date.

          3.6 ILLEGALITY; INABILITY TO DETERMINE QUOTED RATE. Notwithstanding any other provision of this Agreement to the contrary, in the event that (a) it shall become unlawful for any of the Lenders to obtain funds in the London interbank market or for any of the Lenders to maintain a Eurodollar Loan; or (b) by reason of circumstances affecting the London interbank market, the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of the "Quoted Rate" herein are not being provided in the relevant amounts or for the relevant maturities for the purpose of determining rates of interest for a Eurodollar Loan, then the Administrative Agent shall promptly notify Borrower thereof whereupon (i) the right of Borrower to request any Eurodollar Loan shall thereupon terminate and (ii) Borrower shall, on the earlier of the date required by law or the last day of the then applicable Interest Period, either (A) pay each Eurodollar Loan in full, or (B) Convert each Eurodollar Loan then outstanding to a Base Rate Loan.

          3.7  INCREASED COSTS AND REDUCED RETURN.

          (a) If any event shall occur (whether in the form of a reserve requirement (not included in the definition of the Quoted Rate), exchange control regulations, governmental charges, compliance with any guideline or request from any central bank or other governmental authority, changes in the interbank eurodollar market or the position of a Lender in such market or otherwise) and the result of any such event is, in such Lender's reasonable judgment, to increase the costs which the Lender determines are attributable to its making or maintaining any Eurodollar Loan, its incurring any Letter of Credit Obligations or its obligation to make available any Eurodollar Loan or issue any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender under this Agreement, the Letter of Credit Documents or the Notes with respect to any Eurodollar Loan or any Letter of Credit, then, within ten (10) days after demand by the Administrative Agent or such Lender, Borrower shall pay to the Administrative Agent for the benefit of the Lenders such additional amount or amounts as will compensate the Lenders for such increased cost or reduction.

          (b) In addition to any amounts payable pursuant to subsection (a) above, if a Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by the Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of its making or maintaining any Loan or its obligations under this Agreement to a level below that which the Lender or the Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then,
                                                                       ----
upon demand by the Administrative Agent or the Lender, the Borrower shall pay to the Lender from time to time such additional amount or amounts as will compensate such Lender or the Lender's holding company for any such reduction suffered.

          3.8  INDEMNITY.   Borrower hereby indemnifies and agrees to hold
harmless each of the Lenders from and against any and all losses or expenses which any of the Lenders may sustain or incur as a consequence of failure by Borrower to consummate any notice of prepayment, borrowing, Conversion or Continuation made by Borrower, including, without limitation, any such loss or expense arising from interest or fees payable by a Lender to lenders of funds obtained by it in order to maintain any Eurodollar Loan. Borrower hereby further indemnifies and agrees to hold harmless each of the Lenders from and against any and all losses or expenses which any of the Lenders may sustain or incur as a consequence of prepayment of any Eurodollar Loan on other than the last day of the Interest Period for such Loan

(including, without limitation, any prepayment pursuant to Sections 2.10, 3.6 and 3.10 hereof). Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

          3.9 NOTICE OF AMOUNTS PAYABLE TO LENDERS. If any Lender shall seek payment of any amounts from Borrower pursuant to Section 3.7 or 3.8 hereof such Lender or the Administrative Agent shall notify Borrower of the amount payable by Borrower to the Lender thereunder. A certificate of the Lender seeking payment pursuant to Section 3.7 or 3.8 hereof, setting forth in reasonable detail the factual basis for and the computation of the amounts specified, shall be conclusive and binding on all parties for all purposes, absent manifest error, as to the amounts owed. Borrower's obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

          3.10 INTEREST SAVINGS CLAUSE.   Nothing contained in this Agreement
or in the Letter of Credit Documents or in any of the Notes or in any of the other Loan Documents shall be construed to permit any Lender to receive at any time interest, fees or other charges in excess of the amounts which such Lender is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to any Lenders by Borrower, howsoever characterized or computed, hereunder or under either of the Notes or under any other agreement or instrument evidencing or relating to the Obligations, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that any Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall
                                                    ---- -----
be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Lender shall apply such excess against the Loans then outstanding (with such application being made first against the Base Rate Loans, to the extent thereof, second against the Eurodollar Loans, to the extent thereof, and then to any other Obligations hereunder) and, to the extent of any amounts remaining thereafter, refund such excess to Borrower.

                       4. SECURITY INTEREST - COLLATERAL

          4.1 SECURITY INTEREST. As security for the Obligations, Borrower hereby grants to the Agent, for the benefit of the Agent, the Administrative Agent and the Lenders, a continuing, first priority lien on and security interest in and to the following described property, whether now owned or existing or hereafter acquired or arising or in which Borrower now has or hereafter acquires any rights and wheresoever located (sometimes herein collectively referred to as "Collateral"):

          (a)  Accounts;

          (b)  Inventory;

          (c)  Equipment;

          (d)  General Intangibles;

          (e) all monies, residues and property of any kind of Borrower, now or at any time or times hereafter, in the possession or under the control of the Agent or any Lender or a bailee of the Agent or any Lender;

          (f) all accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral;

          (g) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records) of Borrower pertaining to any of the foregoing; and

          (h)  any and all other property of Borrower.

          4.2 PERFECTION OF SECURITY INTEREST. Until the termination of this Agreement and the payment and satisfaction in full of all Obligations and the termination or expiration of all Letters of Credit, whichever last occurs, the Agent's security interest in the Collateral and all products and proceeds thereof, shall continue in full force and effect. Borrower shall perform any and all steps requested by the Agent or the Majority Lenders to perfect, maintain and protect the Agent's security interest in the Collateral, including, without limitation, executing and filing financing or continuation statements, or amendments thereof, in form and substance satisfactory to the Agent; delivering to the Agent upon the Agent's request therefor all documents, instruments or chattel paper included in the Collateral, the possession of which is necessary or appropriate to perfect the Agent's security interest therein; delivering to the Agent all letters of credit on which Borrower is named as a beneficiary; and obtaining and delivering such consents and waivers from such landlords, developers or other Persons as the Agent may request. The Agent may file one or more financing statements disclosing the Agent's security interest under this Agreement without Borrower's signature appearing thereon and Borrower shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          4.3 RIGHT TO INSPECT; VERIFICATIONS. The Agent (or any person or persons designated by it), in its sole discretion, shall have the right to call at any place of business or property location of either Obligor at any reasonable time, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from either Obligor's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to either Obligor's business or to any other transactions between the parties hereto and to discuss any of the foregoing with any of either Obligor's employees, officers and directors and with the independent accountants for Borrower. The Agent will endeavor to give such Obligor notice of any contact with the employees of such Obligor; provided, however, that notice shall not be a condition precedent to the Agent's exercise of its rights under this
Section 4.3 and the Agent shall have no liability for the failure to give such
notice.   Additionally, the Agent may, at any time and from time to time in its sole discretion, require Borrower to verify the individual Accounts immediately upon its request therefor; provided, however, that unless and until there occurs
                           --------  -------
an Event of Default, the Agent and the Lenders agree not to contact directly any Account Debtor for purposes of account verification except with the prior consent of Borrower. To facilitate the foregoing, upon request from the Agent made at any time and from time to time hereafter, Borrower shall furnish the Agent with a then current Account Debtor address list.


                       5. REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent, the Administrative Agent, and the Lenders to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, Obligors hereby jointly and severally make the following representations and warranties to the Agent, the Administrative Agent, and the Lenders which shall be true and correct on the date hereof and shall continue to be true and correct at the time of the making of any Loan and until the Loans have been repaid in full:

          5.1 CORPORATE EXISTENCE AND QUALIFICATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Borrower and Parent is duly qualified as a foreign corporation in good standing in each other state wherein the conduct of its business or the ownership of its property requires such qualification and where the failure to so qualify would have a Material Adverse Effect. The ownership and corporate organization of the Borrower, the Parent, and all subsidiaries of the Borrower and Parent are accurately described on Schedule 5.1 attached hereto.
                        ------------

          5.2 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. Each Obligor's principal place of business, chief executive office and office where it keeps all of its books and records is set forth on Schedule 5.2 attached hereto, and
                                             ------------
neither Obligor nor any of their predecessors has had any other chief executive office or principal place of business except as set forth on Schedule 5.2 during
                                                             ------------
the five (5) years immediately preceding the date hereof. Schedule 5.2 attached
                                                          ------------
hereto and incorporated herein by reference sets forth a true, correct and complete list of all places of business and all locations at which any Collateral is located.

          5.3 CORPORATE AUTHORITY. Each Obligor has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Loan Documents to which it is a party, and to borrow hereunder, and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement and such Loan Documents.

          5.4 NO CONSENTS; VALIDITY AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the transactions contemplated by this Agreement are not in contravention of any provisions of law or any material agreement or indenture by which either Obligor is bound or of the Articles of Incorporation or By-laws of either Obligor and do not require the consent or approval of any governmental body, agency, authority or other Person which has not been obtained and a copy thereof furnished to the Agent, the Administrative Agent, and the Lenders. This Agreement and the other Loan Documents to which an Obligor is a party constitute the valid and legally binding obligations of each such Obligor, enforceable against such Obligor in accordance with their respective terms.

          5.5  NO MATERIAL LITIGATION.  Except as set forth on Schedule 5.5
                                                               ------------
hereto, there are no proceedings pending or threatened against either of the Obligors, any Guarantor, or any Permitted Joint Venture before any court or administrative agency which could reasonably be expected to have a Material Adverse Effect.

          5.6 CORPORATE ORGANIZATION. The Articles or Certificate of Incorporation and By-laws of each Obligor and each Guarantor are in full force and effect under the laws of their respective states of incorporation and all amendments to said Articles of Incorporation and By-laws have been duly and properly made under and in accordance with all applicable laws.

          5.7 SOLVENCY. Giving effect to the execution and delivery of this Agreement, the Loan Documents, the consummation of the transactions contemplated hereby and thereby and the making of the initial Loans hereunder, each Obligor
(a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) has assets whose fair saleable value is greater than the amount required to pay its debts.

          5.8 ADEQUACY OF INTANGIBLE ASSETS. Each Obligor possesses all intellectual property licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names and all governmental registrations and licenses necessary to continue to conduct its business as heretofore conducted by it and all such intellectual property licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade names, licenses and registrations of either Obligor are listed on Schedule 5.8
                                                                  ------------
hereto and shall be deemed General Intangibles for the purposes of this Agreement.

          5.9 TAXES. Obligors, Guarantors, and all Permitted Joint Ventures have filed (a) all state, local and foreign tax returns, reports and estimates which are required to be filed by each and which could reasonably be expected to have a material effect; and (b) all federal tax returns, reports and estimates which are required to be filed by each; and all such state, local, foreign and federal taxes (including penalties and interest, if any) shown on such returns, reports and estimates as being due and payable or which are otherwise due and payable have been fully paid. Such tax returns properly and correctly reflect the income and taxes of the Obligors, Guarantors, and all Permitted Joint Ventures for the periods covered thereby. The federal tax identification numbers for Borrower, Parent, each of the other Guarantors, and the Permitted Joint Ventures, as of the date hereof, are set forth on Schedule 5.9 attached
                                                        ------------
hereto.

          5.10  ERISA.  Except as disclosed on Schedule 5.10  attached hereto
                                               -------------
and incorporated herein by reference:

          (a)  Identification of Plans.  Neither Obligor nor any ERISA Affiliate
               -----------------------
maintains or contributes to, or has maintained or contributed to, any Plan or Multiemployer Plan that is subject to regulation by Title IV of ERISA;

          (b)  Compliance.  Each Plan has at all times been maintained, by its
               ----------
terms and in operation, in accordance with all applicable laws, except for such noncompliance (when taken as a whole) that will not have a Material Adverse Effect;

          (c)  Liabilities.  Neither Obligor nor any ERISA Affiliate is
               -----------
currently or to the best knowledge of the Obligors or any ERISA Affiliate will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan, including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Material Adverse Effect;

          (d)  Funding.  The Obligors and each ERISA Affiliate have made full
               -------
and timely payment of (i) all amounts required to be contributed under the terms of each Plan and applicable law and (ii) all material amounts required to be paid as expenses of each Plan. No Plan has any "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA); and

          (e)  Insolvency; Reorganization.  No Plan is insolvent (within the
               --------------------------
meaning of Section 4245 of ERISA) or in reorganization (within the meaning of
Section 4241 of ERISA).

          5.11  FINANCIAL INFORMATION.

          (a) The unaudited consolidated financial statements of Parent and its consolidated Subsidiary for the fiscal year ending September 30, 1996, consisting of a balance sheet, a statement of operations and a statement of cash flows, copies of which have been delivered by Borrower to the Agent, the Administrative Agent, and the Lenders, are true and correct in all material respects and contain no material misstatement or omission, and fairly present the consolidated financial position, assets and liabilities of the Obligors as of the respective dates thereof and the results of operations of the Obligors for the respective periods then ended, and as of the date thereof there were no liabilities of the Obligors or either of them, fixed or contingent, which are material that were not reflected in such financial statements.

          (b) Since September 30, 1996, with the exception of the matters set forth on Schedule 5.11(b), there has been no material adverse change in the
         ----------------
consolidated assets, liabilities, financial position or results of operations of the Obligors and neither Obligor has (i) incurred any obligation or liability, fixed or contingent, which would materially and adversely affect its business, operations or financial condition; (ii) incurred any Indebtedness for borrowed money or Capital Lease Obligations other than the Obligations or incurred any other Indebtedness other than trade payables and other liabilities arising in the ordinary course of the Borrower's or the Parent's business; or (iii) guaranteed the obligations of any other Person.

          5.12 TITLE TO ASSETS. Borrower, Parent, and the Guarantors each has good and marketable title to and ownership of the Collateral and all of its other assets which each purports to own, free and clear of all liens, claims, security interests and encumbrances except for Permitted Liens.

          5.13 VIOLATIONS OF LAW. Borrower, Parent, the Guarantors, and all Permitted Joint Ventures are not in violation of any applicable statute, regulation or ordinance of any governmental entity, or of any agency thereof, which violation might have Material Adverse Effect.

          5.14  ENVIRONMENTAL LAWS.

          (a) Each Borrower, Parent, the Guarantors, and all Permitted Joint Ventures have obtained all permits, licenses and other authorizations, if any, which are required under all applicable Environmental Laws and each of them is in compliance in all material respects with all terms and conditions of required permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, notifications, schedules and timetables contained in the Environmental Laws;

          (b) Neither Obligor is aware of, nor has it received notice of, the disposal or release or presence of Hazardous Substances on any of its properties, or of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance on the part of either Obligor in any material respect with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, lien, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance;

          (c) All assets of each Obligor are free from Hazardous Substances except for Hazardous Substances used, maintained or handled by either Obligor in the ordinary course of business and the use and disposal of any and all such Hazardous Substances is effected by Obligors in compliance with all applicable Environmental Laws; and

          (d) There is not pending or threatened against either Obligor, and neither Obligor knows of any facts or circumstances that might give rise to, any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, environmental lien, investigation, or proceeding relating in any way to Environmental Laws.

          5.15 NO DEFAULT. Neither Obligor is in default with respect to (a) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to Indebtedness to which such Obligor is a party or by which such Obligor is bound or (b) any other instrument, document or agreement to which such Obligor is a party or by which such Obligor or any of Borrower's properties are bound, the default of which would have a Material Adverse Effect.

          5.16 BONA FIDE ACCOUNTS. Each Account now or hereafter shown on any schedule or aging of Accounts provided to the Agent, the Administrative Agent, or any of the Lenders hereunder arises or will arise under a contract between Borrower and the Account Debtor in each case providing for the bona fide performance of services by Borrower for or on behalf of the Account Debtor except to the extent otherwise expressly indicated on such schedule or aging of accounts.

          5.17 AMOUNT OF ACCOUNTS; NO SETOFFS. The amount of the face value of any Accounts shown on any schedule or aging of Accounts provided to the Agent, the Administrative Agent, or any of the Lenders are actually and absolutely owing to Borrower and are not contingent for any reason. Except as otherwise expressly noted on such schedule or aging of accounts, there are no setoffs, counterclaims, disputes or deductions existing or asserted with respect thereto, other than allowances for "adjustments" and "contractuals" made in the ordinary course of business and fully reflected on financial statements delivered monthly to Agent, the Administrative Agent, and the Lenders in accordance with Section 6.2(a), 6.2(b) of this Agreement, as such terms are defined in said monthly financial statements.

          5.18 RIGHT TO ASSIGN. Borrower has full right, power and authority to assign the accounts receivable included in the Accounts other than the Accounts which are owed to Borrower by Medicare and Medicaid.

          5.19  CORPORATE AND TRADE OR FICTITIOUS NAMES.   During the five
(5) years immediately preceding the date of this Agreement, neither Borrower nor any of the companies whose stock or assets Borrower has acquired has been known as or used any corporate, trade or fictitious name other than its current corporate name as such name is set forth in this Agreement, except as set forth on Schedule 5.19 attached hereto and incorporated herein by reference, and
   -------------
Schedule 5.19 sets forth a true, correct and complete list of all corporate
-------------
(other than current corporate names), trade or fictitious names of Borrower and of all companies whose stock or assets Borrower has acquired.

          5.20 EQUIPMENT. The Equipment is and shall remain in good condition, normal wear and tear excepted, meets all standards imposed by any governmental agency, or department or division thereof having regulatory authority over such material and its use and is currently usable in the normal course of Borrower's business.

          5.21 INVENTORY. The Inventory is and shall remain in good condition, meets all standards imposed by any governmental agency, or department or division thereof having regulatory authority over such goods, their use and/or sale, is either currently usable or currently saleable in the normal course of Borrower's business and is not subject to any output contract or similar agreement between Borrower and any other Person.

          5.22  INVESTMENTS.  Except as set forth in Schedule 5.22 hereto,
                                                     -------------
neither Obligor has any Subsidiaries (except that Borrower is a wholly-owned Subsidiary of Parent) or has any interest in any partnership or joint venture with or investment in any Person.

          5.23 TRADE RELATIONS. There exists no actual nor, to the best of Borrower's knowledge, threatened limitation of the business relationship of Borrower with any material customer, supplier, landlord or with any company whose contracts or projected contracts with Borrower would be material to the operations of Borrower; and there exists no condition or state of facts or circumstances which would have a Material Adverse Effect on Borrower or prevent Borrower from conducting its business after the consummation of the transactions contemplated by this Agreement as such business is conducted or proposed to be conducted in the Projections and other information furnished to Agent, the Administrative Agent, or any Lender by Borrower.

          5.24 BROKER'S OR FINDER'S FEES. No broker's or finder's fees or commissions have been incurred or will be payable by Parent or Borrower, to any Person in connection with the transactions contemplated by this Agreement.

          5.25 SECURITY INTEREST. This Agreement creates a valid security interest in the Collateral securing payment of the Obligations, subject only to Permitted Liens, and all filings and other actions necessary or desirable to perfect and protect such security interest have been taken, and the Agent has a valid and perfected first priority security interest in the Collateral.

          5.26 REGULATORY MATTERS. Neither Obligor is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

          5.27 DISCLOSURE. Neither this Agreement nor any other instrument, document, agreement, financial statement or certificate furnished to the Agent, the Administrative Agent, or any Lender by or on behalf of either Obligor in connection herewith contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or omits to state any fact which may in the future have a Material Adverse Effect.

          5.28 BURDENSOME RESTRICTIONS. Neither any contract, lease, indenture, agreement or other instrument, or corporate restriction, judgment, decree, or order to which either Obligor is a party or by which either Obligor is bound, nor any provision of applicable law or governmental regulation, has or is reasonably likely to have a Material Adverse Effect.

          5.29 LABOR MATTERS. There are no written employment agreements covering management of either Obligor or any Guarantor and no collective bargaining agreement nor any other written labor agreement which will cover any employees of either Obligor or any Guarantor as of the date of this Agreement. Except as set forth on Schedule 5.29, there are no written employment agreements
                       -------------
covering employees or former employees of either Obligor or any Guarantor as of the date of this Agreement, and no material claims due to termination of any such agreement or otherwise under the employment agreements listed on that schedule. Except as otherwise listed on Schedule 5.29, no strikes or other labor
                                        -------------
disputes are pending or threatened against either Obligor. Neither Obligor is aware of any claims or threatened enforcement actions based on the hours worked by and payment made to employees of Borrower having been in violation of any provision of the Fair Labor Standards Act or any other applicable law dealing with such matters, which, individually or in the aggregate, would have a Material Adverse Effect. All payments due from either Obligor on account of employee health and welfare insurance have been paid or, if not due, have been accrued as liabilities on the books of Borrower.

          5.30  NECESSARY AUTHORIZATIONS AND HEALTHCARE COMPLIANCE.

          (a) Borrower has certificates of need in the jurisdictions listed in 5.30A hereto, and other than such listed certificates of need, no
--------------
certificate of need is or was necessary for the operation of the business of Parent and Borrower.

          (b) Each Obligor has secured all other Necessary Authorizations, including without limitation, all permits, licenses, authorizations, certifications and approvals required, necessary or reasonably useful to the lawful ownership and operation of its business. All such Necessary Authorizations held as of the date hereof are in full force and effect and are set forth on Schedule 5.30B hereto. None of said Necessary Authorizations are
             --------------
the subject of any pending or, to the best of the either Obligor's knowledge, threatened, attack or revocation by the grantor of the Necessary Authorization. Except as described on Schedule 5.30B hereto, neither Obligor is required to
                       --------------
obtain any additional Necessary Authorizations in connection with the ownership or operation of its business or the execution, delivery and performance, in accordance with the terms, of this Agreement or any other Loan Document, the borrowing hereunder and the granting of a security interest in, a security title to and a continuing lien on the Collateral.

          (c) Each Obligor is participating in, or enrolled in, or otherwise authorized to receive reimbursement from or is a party to, the Medicare and Medicaid programs as described in Schedule 5.30C hereto. All necessary
                                  --------------
certifications and contracts required for participation in such reimbursement programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned as of the date hereof, and to the best knowledge of the Borrower (after due investigation) no condition exists or event has occurred which in itself to the best knowledge of each Obligor (after due investigation) or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such participation agreement, certification, or eligibility to receive reimbursement. Each Obligor is in such material compliance with the requirements of Medicare and Medicaid applicable thereto that reimbursement thereunder will not be affected or impaired by noncompliance therewith.

          (d) Obligors have current agreements with certain third party payors in each state in which they operate. Obligors are currently in compliance with all of the terms, conditions and provisions of each such material agreement.

          (e) All billings by Borrower and Parent to the Medicare and Medicaid Program have been made in material accordance with applicable law (including, without limitation, in accordance with all applicable regulations and published policies and procedures and in the case of billings effective on or after January 1, 1989 in accordance with the provisions of the Omnibus Budget Reconciliation Act of 1987) and there has been no intentional overbilling or overcollecting from such program, other than as reflected, routine adjustments and disallowances made in the ordinary course of business by such programs with respect to the billings.

          5.31 CONDUCT. Neither the Borrower, the Parent, nor any Affiliate or Permitted Joint Venture has engaged in any activities which are prohibited under 42 U.S.C. (S)1320a-7b, or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in party by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

          5.32  HOLDING COMPANY.  Parent is a holding company whose sole assets are set forth on Schedule 5.32 hereto and Parent does not now engage and
                        -------------
has not in the past engaged in any business activity other than the business of a holding company. Parent has no liabilities or obligations other than its liabilities and obligations under (a) this Agreement, (b) the Guaranty, and (c) agreements relating to the issuance of common stock and its obligations in respect of its issued and outstanding shares of preferred stock.


                           6. AFFIRMATIVE COVENANTS

     Obligors jointly and severally covenant to the Agent, the Administrative Agent, and the Lenders that from and after the date hereof, and until the termination of this Agreement, the payment and satisfaction in full of the Obligations, and the termination or expiration of all Letters of Credit, unless the Majority Lenders otherwise consents in writing:

          6.1 RECORDS RESPECTING COLLATERAL; LOCKBOX OR BLOCKED ACCOUNT ARRANGEMENT. Each Obligor will, and will cause each Subsidiary to, keep all records with respect to the Collateral at its office set forth on Schedule 5.2
                                                                  ------------
hereof and not remove such records from such address without the prior written consent of the Majority Lenders and, upon request of the Majority Lenders, enter into such lockbox or blocked account arrangement with respect to collection of the Accounts and execute and deliver such documents in connection therewith as the Majority Lenders may reasonably require.

          6.2 REPORTING REQUIREMENTS. Obligors will furnish or cause to be furnished to the Agent, the Administrative Agent, and the Lenders:

          (a) As soon as practicable, and in any event within 45 days after the end of each month, (i) consolidated, and, if requested by the Agent or the Administrative Agent, consolidating interim unaudited financial statements of Parent and its consolidated Subsidiary, including a balance sheet and income statements for the month and year-to-date period then ended, prepared in accordance with GAAP and certified as to the truth and accuracy thereof by the chief financial officer of each Obligor, and (ii) a Compliance Certificate describing Borrowing Availability hereunder as of the end of the previous month, certified as to the truth and accuracy thereof by the chief financial officer of each Obligor;

          (b) As soon as practicable, and in any event within 45 days after the end of each quarter, (i) consolidated, and, if requested by the Agent or the Administrative Agent, consolidating interim unaudited financial statements of Parent and its consolidated Subsidiaries, including statements of cash flow for the month and year-to-date period then ended, prepared in accordance with GAAP and certified as to the truth and accuracy thereof by the chief financial officer of each Obligor;

          (c) As soon as available, and in any event within 90 days after the end of each fiscal year of Parent, consolidated and, if requested by the Agent or the Administrative Agent, consolidating audited annual financial statements of Parent and its consolidated Subsidiaries, including balance sheets, income statements and statements of cash flow for the fiscal year then ended, prepared in accordance with GAAP, in comparative form and accompanied by the unqualified opinion of a nationally recognized firm of independent certified public accountants retained by Borrower and Parent and acceptable to the Majority Lenders;

          (d) Together with the annual financial statements referred to in clause (b) above, a statement from such independent certified public accountants that, in making their examination of such financial statements, they obtained no knowledge of any Default or Event of Default or, in lieu thereof, a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their examination;

          (e) Not later than sixty (60) days after the end of each fiscal year, a projected operating budget for Borrower and Parent for the immediately succeeding fiscal year, on a consolidating basis, consisting of a projected annual balance sheet, projected monthly income statements and a projected annual statement of cash flows.

          (f) Together with the annual or interim financial statements referred to in clauses (a) and (b) above, a certificate of the chief executive officer or chief financial officer of each Obligor certifying that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

          (g) Together with the annual or interim financial statements referred to in clauses (a) and (b) above, and at any time Borrower desires to include in Borrowing Availability the results of an acquisition on a pro forma basis, a certificate of the chief executive officer or chief financial officer of Borrower, substantially in the form of Exhibit E attached hereto, (i)
                                       ---------
demonstrating in reasonable detail Borrower's compliance with the financial covenants set forth in Article 8 hereof; (ii) setting forth Borrower's Borrowing Availability as of the date thereof; and (iii) certifying that, to the best of their knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

          (h) At any time upon request therefor from the Agent or the Administrative Agent, an accounts receivable aging, showing the aggregate dollar value of the Accounts, the aggregate age of the Accounts as of the last day of the preceding month (segregating such items in such manner and to such degree as the Agent or the Administrative Agent may request), including the type and dollar value of the Accounts and the location of the Account Debtor thereon as of the end of the preceding year;

          (i) Promptly after the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which Borrower or Parent sends to its shareholders and copies of any regular periodic and special reports or registration statements which Borrower or Parent files with the Securities and Exchange Commission (or any governmental agency substituted therefor), including, but not limited to, all Form 10-K and Form 10-Q reports, or any report or registration statement which Borrower or Parent files with any national securities exchange;

          (j) At least fifteen (15) Business Days prior to the time any consent by the Majority Lenders will be necessary, Borrower shall furnish to the Agent, the Administrative Agent, and the Lenders all pertinent information regarding any proposed acquisition by Borrower or Parent to which the consent of the Majority Lenders is required hereunder which is reasonably necessary or appropriate to permit the Lenders to evaluate such acquisitions in a manner consistent with prudent banking standards; and

          (k) Such other information respecting the condition or operations, financial or otherwise, of Borrower and its Affiliates as the Agent, the Administrative Agent, or the Majority Lenders may from time to time reasonably request.

          6.3 TAX RETURNS. Each Obligor will, and will cause each Subsidiary to, file all federal, state and local tax returns and other reports that such Obligor or such Subsidiary is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon them, their income, or their profits, or upon any property belonging to them, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          6.4 COMPLIANCE WITH LAWS. Each Obligor will, and will cause each Subsidiary to, comply with all laws, statutes, rules, regulations and ordinances of any governmental entity, or of any agency thereof, applicable to such Obligor or such Subsidiary, including, without limitation, any such laws, statutes, rules, regulations or ordinances regarding the collection, payment, and deposit of employees' income, unemployment, and Social Security taxes and with respect to pension liabilities, except where such failure would not have a Material Adverse Effect.

          6.5 ENVIRONMENTAL LAWS. Each Obligor will, and will cause each Subsidiary to, comply with all Environmental Laws and, in the event of any "release" or "threatened release" of any Hazardous Substance onto, at or under the property of either Obligor or such Subsidiary which requires or may require notification, response, assessment, investigation or remedial action pursuant to any Environmental Law, after notifying the Agent, the Administrative Agent, and the Lenders and all appropriate governmental agencies thereof, and proceed with due diligence and, at the cost and expense of Obligors or such Subsidiary, to respond appropriately, in accordance with all requirements of the Environmental Laws.

          6.6  ERISA. Each Obligor will, and will cause each ERISA Affiliate to:

          (a) At all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Plan and otherwise comply with ERISA and all rules and regulations promulgated thereunder in all material respects;

          (b) Promptly after the occurrence thereof with respect to any Plan, or any trust established thereunder, notify the Agent, the Administrative Agent, and the Lenders of (i) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (ii) any other event which could subject the Borrower or any ERISA Affiliate to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

          (c) At the same time and in the same manner as such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, give the Agent, the Administrative Agent, and the Lenders any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or
4041(c)(1)(A) or ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan;

          (d) Furnish to the Agent, the Administrative Agent, and the Lenders, promptly upon the request of the Agent, the Administrative Agent, and any Lender, (i) true and complete copies of any and all documents, government reports and determination or opinion letters for any Plan; and (ii) a current statement of withdrawal liability, if any, for each Multiemployer Plan; and

          (e) Furnish to the Agent, the Administrative Agent, and the Lenders, promptly upon the request of the Agent, the Administrative Agent, or any Lender therefor, such additional information concerning any Plan as may be reasonably requested.

          6.7 BOOKS AND RECORDS. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

          6.8 NOTIFICATIONS TO THE AGENT, THE ADMINISTRATIVE AGENT, AND LENDERS. Each Obligor will, and will cause each Subsidiary to, notify the Agent, the Administrative Agent, and the Lenders immediately by telephone (with each such notice to be confirmed in writing within three (3) Business Days): (a) upon such Obligor's learning thereof, of any litigation affecting such Obligor's or any of its Affiliates or any Permitted Joint Venture claiming damages of $500,000 or more, individually or when aggregated with other litigation pending against such Obligor's or its Affiliates and against any Permitted Joint Venture, whether or not covered by insurance, and of the threat or institution of any suit or administrative proceeding against either Obligor, any Affiliates, or any Permitted Joint Venture which, if adversely determined, might have a Material Adverse Effect, and establish such reasonable reserves with respect thereto as the Agent or the Administrative Agent may request; (b) upon occurrence thereof, of any Default or Event of Default hereunder; (c) upon occurrence thereof, of any event or condition which would have a Material Adverse Effect; and (d) upon the occurrence thereof, of either Obligor's, any Affiliate's, or any Permitted Joint Venture's default under (i) any note, indenture, loan agreement, mortgage, lease, deed or other similar agreement relating to any indebtedness of such Obligor, any Affiliates, or any Permitted Joint Ventures or (ii) any other instrument, document or agreement to which either Obligor, any Affiliate, or any Permitted Joint Venture is a party or by which either Obligor, any Affiliate, or any Permitted Joint Venture or any of their respective property is bound, the default of which would have a Material Adverse Effect.

          6.9  INSURANCE. Each Obligor will, and will cause each Subsidiary to:

          (a) Insure with insurance companies acceptable to the Agent and licensed to do business in each of the respective states all of its property located in Atlanta, Georgia; Charlotte, North Carolina; Denver, Colorado and in any other locations in which Borrower has assets in excess of $150,000, naming the Agent as loss payee thereon pursuant to a lender's loss payee clause satisfactory to the Agent; and self-insure all of its property other than as set forth above: all in amounts and under terms acceptable to the Agent, against loss or damage by fire or other risk usually insured against under extended coverage endorsement and theft, burglary, and pilferage, together with such other hazards as the Agent may from time to time request, in amounts satisfactory to the Agent;

          (b) Maintain at all times liability insurance coverage against such risks and in such amounts as are customarily maintained by others in similar businesses, such insurance to be carried by insurance companies (i) acceptable to the Agent and (ii) licensed to do business in the State of Georgia and in all jurisdictions in which such Obligor does business; and

          (c) Deliver certificates of insurance for such policy or policies to the Agent, containing endorsements, in form satisfactory to the Agent, providing that the insurance shall not be cancelable, except upon thirty (30) days' prior written notice to the Agent. In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in coverage thereunder, the Borrower shall cause such insurer to give prompt written notice to Johanna Connor, Senior Vice President, Creditanstalt-Bankverein, 2 Greenwich Plaza, Greenwich, Connecticut 06830 of the occurrence of such termination, nonpayment or lapse.

          6.10 MAINTENANCE OF PROPERTY. Borrower will keep all General Intangibles in full force and effect except for immaterial General Intangibles allowed to lapse by Borrower in the ordinary course of business of Borrower and any other General Intangible for which Borrower has obtained a substantially similar substitution and the lapse of which, because of such substitution, does not have a material adverse effect on the business or operations of Borrower, as the case may be, and maintain all of its other property necessary or useful in the proper conduct of its business in good working condition, ordinary wear and tear excepted.

          6.11 CONDUCT OF BUSINESS. Each Obligor will, and will cause each Subsidiary to, engage in its business in an efficient and economical manner.

          6.12 PRESERVATION OF CORPORATE EXISTENCE. Each Obligor will, and will cause each Subsidiary to, preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties.

          6.13 EQUIPMENT. Borrower will keep and maintain the Equipment in good operating condition, reasonable wear and tear excepted, repair and make all necessary replacements, renewals, additions or improvements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved and not permit any item of Equipment to become a fixture to real estate or accession to other personal property unless the Agent has a first priority lien on or security interest in such real estate or other personal property. Borrower shall, immediately on demand therefor by the Agent, deliver to the Agent any and all evidence of ownership of any of the Equipment (including, without limitation, certificates of title and applications for title, together with any necessary applications to have the Agent's lien noted thereon, in the case of vehicles).

          6.14 OTHER INDEBTEDNESS. Each Obligor will, and will cause each Subsidiary to, maintain all of its Indebtedness in whatsoever manner incurred, including, but not limited to, Indebtedness for borrowed money or for services or goods purchased, in a current status.

          6.15 ASSIGNMENT OF LEASEHOLD INTERESTS. Upon the request of the Agent, execute and deliver to Agent such fee mortgages, leasehold mortgages or other appropriate security instruments, as and in such form as the Agent requests, in respect of any real property owned or leased by Borrower.

                             7. NEGATIVE COVENANTS

     The Obligors hereby jointly and severally covenant with the Agent, the Administrative Agent, and the Lenders that, from and after the date hereof and until the termination of this Agreement and the payment and satisfaction in full of the Obligations and the termination or expiration of the Letter of Credit, whichever last occurs, without the prior written consent of the Majority
Lenders:

          7.1 NO ENCUMBRANCES. Neither the Obligors nor any of their Subsidiaries shall create, incur, assume, or suffer to exist any mortgage, deed of trust, pledge, assignment, lien, charge, encumbrance on, security interest or security title of any kind in any of the Collateral or its other assets other than Permitted Liens.

          7.2 INDEBTEDNESS. Neither the Obligors nor any of their Subsidiaries shall incur, assume, or suffer to exist any Indebtedness except for (a) trade payables arising in the ordinary course of business; (b) the Obligations; (c) the Indebtedness existing on the date hereof and described on Schedule 7.2
                                                              ------------
hereof; (d) Subordinated Debt; (e) Indebtedness incurred in connection with acquisitions permitted by Section 7.5 which is unsecured and which does not exceed an aggregate amount of $10,000,000, or, after Borrower has achieved a Net Worth of $60,000,000, an aggregate amount of $15,000,000; and (f) Indebtedness incurred by Borrower after the Closing Date in an aggregate principal amount not to exceed $6,000,000 at any one time outstanding and not to exceed $2,000,000 in principal amount incurred in any fiscal year.

          7.3 ASSET SALES. Neither the Obligors nor any of their Subsidiaries shall sell, lease, transfer or otherwise dispose of any of the Collateral or any interest therein or any of its other assets outside the regular course of business except for (a) the sale of Inventory in the ordinary course of business; (b) the sale of assets no longer used or useful in the business of Borrower and having an aggregate value of not more than $500,000 during any fiscal year; and (c) sale-leaseback transactions which do not exceed $2,000,000 in the aggregate.

          7.4 GUARANTIES. Neither the Obligors nor any of their Subsidiaries shall guarantee, endorse, become surety with respect to or otherwise become directly or contingently liable for or in connection with the obligations of any other Person except (a) for the Guaranty Agreements, (b) by endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business; (c) for guaranties by Parent of any Indebtedness incurred by Borrower pursuant to Section 7.2 hereof; and (d) for guaranties by Parent or Borrower in connection with investments in Permitted Joint Ventures, so long as the amounts guaranteed do not exceed the annual and aggregate limits on such investments under Section 7.5 hereof.

          7.5 LOANS, INVESTMENTS AND ACQUISITIONS. Neither the Obligors nor any of their Subsidiaries shall make or suffer to exist any advances or loans to any Person; or make any investment or acquisition, or agreement for investment or acquisition, including, but not limited to, by way of transfer of property, contributions to capital, purchases of shares, securities or evidences of indebtedness, acquisitions of businesses or of a substantial portion of the assets of any business or otherwise, in any Person, other than (a) the acquisition by Borrower of substantially all of the assets of any Person principally engaged in the business of home health care, sleep diagnostics, pharmacy, day treatment centers, or hospital nurse staffing, for a purchase price not to exceed for any single transaction or series of related transactions $10,000,000, provided that there does not then exist any Default or Event of Default or any event or condition which with the consummation of such acquisition would constitute a Default or Event of Default; and (b) investments in Permitted Joint Ventures which shall not exceed $5,000,000 in cash and property annually and which in the aggregate shall not exceed $10,000,000 in cash and property, provided that there does not exist at the time of any proposed investment under this provision any Default or Event of Default or any event or condition which with the consummation of such investment would constitute a Default or Event of Default.

          7.6 CORPORATE STRUCTURE. Neither the Obligors nor any of their Subsidiaries shall dissolve or otherwise terminate its corporate status; enter into any merger, reorganization or consolidation; issue any shares of any class of its capital stock or any securities or other instruments for or which are convertible into any shares of any class of capital stock other than the issuance by Parent of common stock of a class that has been duly authorized on or before the Closing Date; or make any substantial change in the basic type of business conducted or proposed to be conducted by Parent or Borrower from the business of home health care, sleep diagnostics, pharmacy, day treatment centers, and hospital nurse staffing.

          7.7 FISCAL YEAR. Neither the Obligors nor any of their Subsidiaries shall change its fiscal year end from September 30.

          7.8 ERISA. Neither the Obligors nor any of their ERISA Affiliates shall take, or fail to take, or permit any ERISA Affiliate to take, or fail to take, any action with respect to a Plan including, but not limited to, (i) establishing any Plan, (ii) amending any Plan, (iii) terminating or withdrawing from any Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, where such action or failure could have a Material Adverse Effect, result in a lien on the property of either Obligor or require the either Obligor to provide any security.

          7.9  RELOCATIONS; USE OF NAME.  Except as disclosed on Schedule 5.2
                                                                 ------------
hereof, neither the Obligors nor any of their Subsidiaries shall (a) relocate its executive offices; (b) with the exception of new offices which have or generate less than $500,000 in assets, open new places of business or relocate existing places of business; (c) maintain any Collateral or records with respect to Collateral at any other locations than those locations presently kept or maintained, as set forth on Schedule 5.2 hereto; or (d) use any corporate name
                            ------------
(other than its own) or any fictitious name, except upon thirty (30) days prior written notice to the Agent and after the delivery to the Agent of financing statements, if required by the Agent, in form satisfactory to the Agent.

          7.10 ARM'S-LENGTH TRANSACTIONS. Neither the Obligors nor any of their Subsidiaries shall enter into or be a party to any contract, agreement or transaction with any Affiliate except those entered into in an arm's-length transaction, for fair value and pursuant to the reasonable requirements of Borrower's business.

          7.11 PARENT. Parent shall not own or hold any assets other than the assets set forth on Schedule 5.32 hereof and shall conduct no business other
                    -------------
than the business of a holding company.


                             8. FINANCIAL COVENANTS

     Obligors jointly and severally covenant with the Agent, the Administrative Agent, and the Lenders that from and after the date hereof and until the termination of this Agreement and the payment and satisfaction in full of the Obligations and the termination or expiration of the Letter of Credit, whichever last occurs, they will, unless the Majority Lenders otherwise consents in writing:

          8.1 NET WORTH. Maintain at all times during the applicable periods set forth below, a Net Worth of not less than the amount set forth opposite each such applicable period:

        Applicable Period          Amount
        -----------------          ------
        5/25/96 - 9/30/96          $48,000,000
        10/1/96 - 9/30/97          $50,000,000
        10/1/97 - 9/30/98          $52,000,000
        10/1/98 - 9/30/99          $54,000,000
        At all times thereafter    $56,000,000

Notwithstanding the foregoing, in the event that either Obligor makes an offering of shares of its capital stock, the amount set forth above for each applicable period, commencing as of the beginning of the fiscal year immediately following the issuance of capital stock as a part of such offering occurs, shall be increased by an amount equal to seventy-five percent (75%) of the amount by which such Obligor's stockholders' equity is increased as a result of the issuance of said shares of its capital stock, and Obligors agree to execute a Net Worth Certificate in substantially the form of Exhibit D attached hereto,
                                                   ---------
signed by an officer of Parent and reasonably satisfactory to the Agent and to the Administrative Agent, modifying the Net Worth covenants set forth in this
Section 8.1.

          8.2 LEVERAGE RATIO. Maintain at all times a Leverage Ratio of not greater than 1.50 to 1.00.

          8.3 FIXED CHARGE COVERAGE RATIO. Maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio for the four fiscal quarter period then-ended, of not less than 2.00 to 1.00.

          8.4  DIVIDENDS.   Declare or pay any dividends on, or make any
distribution with respect to, its shares of any class of capital stock, purchase, redeem, acquire, defease or retire any capital stock, or take any action having an effect equivalent to the foregoing.


                             9. EVENTS OF DEFAULT

     The occurrence of any of the following events or conditions shall constitute an Event of Default hereunder:

          9.1 OBLIGATIONS. Either Obligor shall fail to make any payments of principal on any Loan or any other Obligation when due or shall fail to make any payments of interest on or fees in connection with any Loan or any other Obligation within three days of the date when such interest or fees are due;

          9.2 MISREPRESENTATIONS. Either Obligor shall make any representation or warranty in this Agreement or any of the other Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with this Agreement or any of the other Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished and which continues to be untrue or misleading in any material respect.

          9.3 COVENANTS. Either Obligor shall (a) default in the observance or performance of any covenant or agreement contained in Section 6.8, Article 7, or
Article 8 hereof or under any of the other Loan Documents or (b) default in the observance or performance of any covenant or agreement contained in Article 6 of this Agreement, with the exception of those contained in Section 6.8, and such default remains uncured thirty days after notice of such default is provided by Agent or by the Administrative Agent as described in Section 13.7 hereof.

          9.4 OTHER DEBTS. Either Obligor shall fail to make payment when due under any agreement for borrowed money or other material credit or shall default in connection with any agreement for borrowed money or other material credit with any creditor other than the Lenders.

          9.5 TAX LIEN. A notice of lien, levy or assessment is filed of record with respect to all or any of Borrower's, Parent's or any Affiliate's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, which in the opinion of the Agent, adversely affects the priority of the liens and security interests granted to the Agent hereunder or under the other Loan Documents.

          9.6 ERISA. The occurrence of any of the following events: (i) the happening of a Reportable Event with respect to any Plan which Reportable Event could result in a material liability for either Obligor or an ERISA Affiliate or which otherwise could have a Material Adverse Effect on either Obligor or such ERISA Affiliate; (ii) the disqualification or involuntary termination of a Plan for any reason which could result in a material liability for either Obligor or an ERISA Affiliate or which otherwise could have a Material Adverse Effect on either Obligor or such ERISA Affiliate; (iii) the voluntary termination of any Plan while such Plan has a funding deficiency (as determined under Section 412 of the Code) which could result in a material liability for either Obligor or an ERISA Affiliate or which otherwise could have a Material Adverse Effect on either Obligor or such ERISA Affiliate; (iv) the appointment of a trustee by an appropriate United States district court to administer any such Plan; (v) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan; (vi) the failure of either Obligor to notify the Agent and the Administrative Agent promptly upon receipt by such Obligor or any of its Affiliates of any notice of the institution of any proceeding or other actions which may result in the termination of any such Plan.

          9.7 VOLUNTARY BANKRUPTCY. Either Obligor shall: (a) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (b) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding;
(c) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of such Obligor or for all or a substantial part of its property; (d) make an assignment for the benefit of creditors; or (e) be unable or shall fail to pay its debts generally as such debts become due, admit in writing its inability or failure to pay its debts generally as such debts become due, or otherwise cease to be Solvent.

          9.8 INVOLUNTARY BANKRUPTCY. There occurs (a) a filing or issuance against either Obligor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing and either an order for relief is rendered in respect thereof or such filing or issuance is not discharged or withdrawn within 60 days; (b) the involuntary appointment of a receiver, liquidator, custodian or trustee of such Obligor or for all or a substantial part of its property and such appointment is not discharged or withdrawn within 60 days; or (c) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of such Obligor.

          9.9 SUSPENSION OF BUSINESS. The suspension of the transaction of the usual business of the Borrower or the dissolution of the either Obligor.

          9.10 JUDGMENTS. Any judgment, decree or order for the payment of money which, when aggregated with all other judgments, decrees or orders for the payment of money pending against either Obligor, exceeds the sum of One Hundred Thousand Dollars ($100,000), shall be rendered against either Obligor and remain unsatisfied and in effect for a period of sixty (60) consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal.

          9.11  CHANGE OF CONTROL.  There occurs a Change of Control.

          9.12 OWNERSHIP. Parent shall at any time fail to own, indirectly, with power to vote, one hundred percent (100%) of the issued and outstanding shares of capital stock of Borrower.

          9.13 RICO. Neither of the Obligors nor any of their respective directors, shareholders or executive officers shall be indicted under the Racketeer Influenced and Corrupt Organizations Act of 1970 (18 U.S.C. (S) 1961 et seq.) or the Agent, the Administrative Agent, or any Lender otherwise
-- ----
believes in good faith that all or any portion of Borrower's or Parent's assets are subject to forfeiture pursuant to 18 U.S.C. (S) 1963.

          9.14 GUARANTY. The Guaranty shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower or Parent or Parent shall terminate or attempt to terminate the Guaranty, shall deny any further liability thereunder or shall fail to perform its obligations thereunder.


                                 10. REMEDIES

     Upon the occurrence or existence of any Event of Default, and during the continuation thereof, without prejudice to the rights of the Agent, the Administrative Agent, and the Lenders to enforce their claims against the Obligors for damages for failure by either Obligor to fulfill any of its obligations hereunder, the Agent, the Administrative Agent, and the Lenders shall have the following rights and remedies, in addition to any other rights and remedies available to the Agent, the Administrative Agent, or any of the Lenders at law, in equity or otherwise:

          10.1 DEFAULT RATE. At the election of the Majority Lenders, evidenced by written notice from the Administrative Agent to the Borrower, the outstanding principal balance of the Obligations shall bear interest at the Default Rate until paid in full.

          10.2 TERMINATION; ACCELERATION OF THE OBLIGATIONS. In the event of an Event of Default set forth in Sections 9.7 and 9.8 or hereof, the Commitment shall automatically and immediately terminate and in the event of any other Event of Default, the Majority Lenders, at their option, may terminate the Revolving Credit Commitment and the Term Loan Commitment, whereupon in either case all of the Obligations (including, but not limited to the Term Loan and the Revolving Credit Loans) shall become immediately due and payable, without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by each Obligor anything contained herein to the contrary notwithstanding.

          10.3 SET-OFF. The right of each Lender to set-off, without notice to either Obligor, any and all deposits at any time credited by or due from such Lender to either Obligor, whether in a general or special, time or demand, final or provisional account or any other account or represented by a certificate of deposit and whether or not unmatured or contingent against any or all of the Obligations of such Obligor, now existing or hereafter arising, whether or not the Agent, the Administrative Agent, or any Lender shall have made any demand under this Agreement or any of the Loan Documents.

          10.4 RIGHTS AND REMEDIES OF A SECURED PARTY. All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement, and in any of the other Loan Documents.

          10.5 TAKE POSSESSION OF COLLATERAL. The right of the Agent to (a) enter upon the premises of either Obligor, or any other place or places where the Collateral is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving either Obligor notice and opportunity for a hearing on the validity of the Agent's or the Lenders' claim and without any obligation to pay rent to either Obligor, and remove the Collateral therefrom to the premises of Agent or any agent of the Agent, for such time as Agent may desire, in order to effectively collect or liquidate the Collateral; and/or (b) require Borrower to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent, in its sole discretion.

          10.6 SALE OF COLLATERAL. The right of the Agent to sell or to otherwise dispose of all or any of the Collateral, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. Agent shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as the Agent may see fit. The Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, whether owned by Borrower or with respect to which Borrower has rights under license, sublicense or other agreements, as it pertains to the Collateral, in preparing for sale (including, without limitation, finishing any unfinished Inventory of Borrower), advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the benefit of the Agent and the Lenders. The Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and the Agent, the Administrative Agent, and any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Obligations; and third to the principal of the Obligations. If any deficiency shall arise, the Obligors shall remain jointly and severally liable to the Lenders therefor.

          10.7 JUDICIAL PROCEEDINGS. The right to proceed by an action or actions at law or in equity to obtain possession of the Collateral, to recover the Obligations and amounts secured hereunder or to foreclose under this Agreement and sell the Collateral or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction, all without the necessity of posting any bond.

          10.8 NOTICE. Any notice required to be given by Agent of a sale, lease, or other disposition of the Collateral or any other intended action by Agent, given to Borrower in the manner set forth in Section 13.7 below, ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to both of the Obligors.

          10.9 APPOINTMENT OF AGENT AS BORROWER'S LAWFUL ATTORNEY. Borrower irrevocably designates, makes, constitutes and appoints the Agent (and all persons designated by the Agent) as Borrower's true and lawful attorney, and the Agent or the Agent's agent, may, without notice to Borrower, and at such time or times thereafter as the Agent or its agent, in its sole discretion, may determine, in Borrower's or the Agent's name: (a) demand payment of the Accounts; (b) enforce payment of the Accounts, by legal proceedings or otherwise; (c) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (d) settle, adjust, compromise, extend or renew the Accounts; (e) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) if permitted by applicable law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as the Agent deems advisable; (g) discharge and release the Accounts; (h) take control, in any manner, of any item of payment or proceeds on the Accounts; (i) prepare, file and sign Borrower's name on a Proof of Claim in Bankruptcy or similar document against any Account Debtor; (j) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; (k) do all acts and things necessary, in the Agent's sole discretion, to fulfill Borrower's obligations under this Agreement;
(l) endorse the name of Borrower upon any of the items of payment or proceeds on any Account, and deposit the same to the account of the Lenders on account of the Obligations; (m) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory; (n) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; and (o) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and Inventory to which Borrower has access.

          10.10 ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Majority Lenders may, irrespective of whether they are taking any of the other actions described in this Article 10 or otherwise, make demand upon Borrower to, and forthwith upon such demand Borrower will, pay to the Administrative Agent for the benefit of the Lenders in accordance with Section 2.14, for deposit in a cash collateral account, an amount equal to the aggregate face amount of all Letters of Credit then outstanding. If at any time the Majority Lenders determine that any funds held in any such cash collateral account are subject to any right or claim of any Person other than the Lenders or that the total amount of such funds is less than the aggregate face amount of all Letters of Credit, Borrower will, forthwith upon demand by the Administrative Agent or the Majority Lenders, pay to the Administrative Agent for the benefit of the Lenders, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) the aggregate face amount of the then outstanding Letters of Credit over (b) the total amount of funds, if any, then held in such cash collateral account that the Majority Lenders determine to be free and clear of any such right and claim.


                           11. CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement, it is understood and agreed that the Lenders shall have no obligation to make any Loan or issue any Letter of Credit unless and until the following conditions have been met, to the sole and complete satisfaction of the Lenders, the Agent, the Administrative Agent, and their respective counsel:

          11.1 ADEQUACY OF FUNDS. The Loans, together with all other funds available to Borrower on the Closing Date, shall be adequate, in the Majority Lenders' judgment, to provide sufficient funds for the purposes referred to in
Section 2.6 hereof.

          11.2 NO INJUNCTION. No action, suit, litigation, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the making of such Loan or the issuance of any Letter of Credit, or which in the sole discretion of any Lender, would make it inadvisable for such Lender to make such Loan or issue such Letters of Credit.

          11.3 NO MATERIAL ADVERSE CHANGE. Since September 30, 1996, there shall not have occurred any material adverse change in the business, operations, condition (financial or otherwise), assets, liabilities, properties or prospects of either Obligor, or any event, condition, or state of facts which would be expected materially and adversely to affect the prospects of either Obligor subsequent to consummation of the transactions contemplated by this Agreement, in each case as determined by each Lender in its sole discretion.

          11.4 NO DEFAULT OR EVENT OF DEFAULT. There shall exist no Default or Event of Default or any event or condition which, with the making of any Loan or the issuance of any Letter of Credit would constitute a Default or Event of Default.

          11.5 REGULATORY CONSENTS AND APPROVALS. Borrower and Parent shall have received all required regulatory and other approvals or consents with regard to this Agreement and the Loan Documents.

          11.6 REGULATORY RESTRICTIONS. Borrower shall not be subject to any statute, rule, regulation, order, writ or injunction of any court or governmental authority or agency which would materially restrict or hinder the conduct of Borrower's business as proposed to be conducted or which would have a Material Adverse Effect. In addition, the Lenders shall have reasonably satisfied itself that the Borrower and the Parent are in compliance with all applicable statutes, rules, regulations, orders, writs or injunctions of any court or governmental authority or agency the failure to comply with which, in the opinion of each Lender, could have a Material Adverse Effect.

          11.7 FINANCIAL INFORMATION. The Lenders shall have received (a) evidence satisfactory to each of them that the Borrower is Solvent, after giving effect to the transactions contemplated hereby; (b) projected consolidated cash flow statements of Borrower for the five year period commencing on the Closing Date, prepared on an annual basis, giving effect to the transactions contemplated by this Agreement and setting forth the assumptions on which such projected cash flow statements were prepared; (c) a projected operating budget for the fiscal year of Borrower ending September 30, 1997; and (d) unaudited consolidated balance sheets of Parent and its consolidated Subsidiaries as of September 30, 1996, all in form and substance satisfactory to the Lenders.

          11.8 ENVIRONMENTAL OR OTHER OBLIGATIONS. The Lenders shall have reasonably satisfied itself that the Obligors are not subject to any liability for environmental or other matters, including, without limitation, litigation, governmental inquiries, injunctions or restraining orders pending or threatened which in the opinion of any of the Lenders, could have a Material Adverse Effect.

          11.9 DOCUMENTATION. The Agent and/or the Administrative Agent shall have received the following documents, each dated the Closing Date (unless otherwise specified), each duly executed and delivered to the Agent and/or the Administrative Agent, as applicable, and each to be satisfactory in form and substance to Lenders and their respective counsel:

          (a)  the Notes;

          (b) the Guaranty Agreements, duly executed and delivered by Parent and each of the other Guarantors;

          (c) a certificate signed by the chief executive officer and chief financial officer of each Obligor certifying that (i) the representations and warranties set forth in Article 5 hereof are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; (ii) each Obligor is on such date in compliance with all the terms and conditions set forth in this Agreement on its part to be observed and performed; (iii) on the Closing Date, after giving effect to the making of the initial Loan, no Default or Event of Default has occurred or is continuing; and
(iv) describing the Borrowing Availability as of the Closing Date.

          (d) a certificate executed by the chief financial officer of Borrower certifying as to the Equipment owned by Borrower and the locations at which such Equipment is maintained;

          (e) a certificate of the Secretary of Borrower certifying (i) that attached thereto is a true and complete copy of the Certificate of Incorporation of Borrower as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of the By-Laws of Borrower, as in effect on the date of such certification; (iii) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents; and (iv) as to the incumbency and genuineness of the signatures of the officers of Borrower executing this Agreement or any of the other Loan Documents;

          (f) a certificate of the Secretary of Parent and of each of the other Guarantors certifying (i) that attached thereto is a true and complete copy of the Certificate of Incorporation or Limited Partnership for such Guarantor as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of the By-Laws of such Guarantor, as in effect on the date of such certification; (iii) that attached thereto is a true and complete copy of Resolutions adopted by the Board of Directors of such Guarantor, authorizing the execution, delivery and performance of this Agreement, the applicable Guaranty Agreement, and the other Loan Documents to which such Guarantor is a signatory; and (iv) as to the incumbency and genuineness of the signatures of the officers of such Guarantor executing this Agreement or any of the other Loan Documents;

          (g) a copy of the Articles or Certificate of Incorporation of Borrower, Parent, the other Guarantors, and the Permitted Joint Ventures existing on the date hereof and all restatements thereof or amendments thereto, certified as of a date close to the Closing Date, by the Secretary of State of their respective states of incorporation or organization;

          (h) good standing certificates for each Obligor, each Guarantor, and each Permitted Joint Venture certified as of a date close to the Closing Date, and issued in each case by those secretaries of state of those states set forth on Schedule 11.9 hereto;
         -------------

          (i) certified copies of each of the casualty and liability insurance policies of Borrower, effective as of a date on or before the Closing Date, together, in the case of such casualty policies, with loss payable and mortgagee endorsements on the Agent's standard form naming the Agent as loss payee;

          (j) the written opinion of Long, Aldridge & Norman, counsel to Borrower and Parent, in the form attached hereto as Exhibit F, as to the
                                                    ---------
transactions contemplated by this Agreement;

          (k) one or more collateral assignments executed by Borrower in favor of Agent collaterally assigning all of Borrower's right, title and interest in, to and under such agreements as Lender may request;

          (l) copies of all required regulatory approvals, including, without limitation, any which may be required by regulatory authorities having jurisdiction over Borrower or Parent and any that may be required for any transactions contemplated by this Agreement or any of the other Loan Documents;

          (m) one or more collateral assignments of all intellectual property of Borrower, including, without limitation, all patents, trademarks and copyrights; and

          (n) stock pledge agreements, in form and substance satisfactory to the Majority Lenders, duly executed and delivered: (i) by Parent, pledging to the Agent for the benefit of the Lenders 100% of the issued and outstanding shares of capital stock of PSA Royalty Corporation, a Delaware corporation, ("PSA Royalty") and of PSA Licensing Corporation ("PSA Licensing"); (ii) by PSA Royalty pledging to the Agent for the benefit of the Lenders 100% of the issued and outstanding shares of capital stock of the Borrower; (iii) by Borrower pledging to the Agent for the benefit of the Lenders 100% of the issued and outstanding shares of capital stock of Pediatric Services of America (Connecticut), Inc., a Connecticut corporation; Premier Medical Services, Inc., a Nevada corporation ("Premier Medical"); Pediatric Home Nursing Services, Inc., a New York corporation; and Pediatric Partners, Inc., a Delaware corporation; and (iv) by Premier Medical pledging to the Agent for the benefit of the Lenders 100% of the issued and outstanding shares of capital stock of Insurance Medical Reporter, Inc., a California corporation; Premier Nurse Staffing, Inc., a Nevada corporation; and Premier Certified Home Health Services, Inc., a Nevada corporation ("Premier Certified"); and (v) by Premier Certified pledging to the Agent for the benefit of the Lenders 100% of the issued and outstanding shares of capital stock of ARO Health Services, Inc., a Washington corporation, with all such capital stock subject to no other liens, security interests or encumbrances whatsoever, together with the certificates evidencing such stock, blank stock powers duly executed in blank by Borrower, and such other instruments, documents or agreements with respect thereto as the Majority Lenders may require;

          (o) Collateral Assignments of Agreements and Intellectual Property by PSA Royalty, PSA Licensing, and otherwise as the Majority Lenders may require; additional financing statements concerning assets being distributed by PSA Home Healthcare, a California joint venture, to Borrower, and concerning any medical equipment or other property held as inventory by Borrower or the Guarantors; assignments of existing UCC-1 financing statements to Creditanstalt as Agent; and such other documents, instruments and agreements with respect to the transactions contemplated by this Agreement, in each case in such form and containing such additional terms and conditions as may be satisfactory to the Agent, the Administrative Agent, and the Lenders, and containing, without limitation, representations and warranties which are customary and usual in such documents.

          11.10   DELAY IN SATISFACTION OF CONDITIONS PRECEDENT.  If any
Lender makes a Loan or issues a Letter of Credit prior to the fulfillment of any condition precedent set forth in this Section 11, the making of such Loan or the issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof. The failure of Borrower, for any reason, to satisfy or cause to be satisfied any such condition precedent within thirty (30) days after the date thereof shall constitute an Event of Default for all purposes under this Agreement and the Loan Documents, unless such failure is waived in writing by such Lender.

                  12. THE AGENT AND THE ADMINISTRATIVE AGENT

          12.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent and the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent or to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent and the Administrative Agent (which terms as used in this sentence and in Section
12.5 hereof and the first sentence of Section 12.6 hereof shall include reference to their Affiliates and their own and their Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any of the other Loan Documents, or in any certificate or other instrument, document or agreement referred to or provided for in, or received by any of them under, this Agreement or any of the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any of the other Loan Documents or for any failure by either Obligor or any other Person to perform any of its obligations hereunder or thereunder; (c) subject to Section
12.3 hereof, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other agreement, document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent and the Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by them in good faith. The Agent and the Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer complying with the terms and conditions of Section 13.3 hereof.

          12.2 RELIANCE BY AGENT AND ADMINISTRATIVE AGENT. The Agent and the Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by either of them to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent or by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Agent and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Lenders (unless the instructions of or consent of all of the Lenders is required hereunder), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, the Agent and the Administrative Agent shall not be required
--------  -------
to take any action which (a) the Agent or the Administrative Agent reasonably believes will expose it to personal liability unless the Agent or the Administrative Agent, as the case may be, receives an indemnification satisfactory to it from the Lenders with respect to such action or (b) is contrary to this Agreement, the Notes, the other Loan Documents or Applicable Law.

          12.3 DEFAULTS. Neither the Agent nor the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of Commitment Fees) unless the Agent and the Administrative Agent have received notice from a Lender or either Obligor specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent or the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent or the Administrative Agent which received such notice shall give prompt notice thereof to the Lenders and to any other entity acting as an agent hereunder (and shall give each Lender and any such agent prompt notice of each such non-payment). The Agent and the Administrative Agent shall (subject to Section 12.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders (unless the directions of or consent of all of the Lenders is required hereunder), provided that, unless and until the Agent and the Administrative Agent shall have received such directions, the Agent and the Administrative Agent may, jointly and severally, (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

          12.4 RIGHTS AS A LENDER. With respect to its Revolving Credit Commitment, its Term Loan Commitment and the Loans made by it, Creditanstalt (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and, with respect to its Revolving Credit Commitment and the Loans made by it, NationsBank (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent. The term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity and the Administrative Agent in its individual capacity. Creditanstalt (and any successor acting as Agent), its Affiliates, NationsBank (and any successor acting as Administrative Agent), and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with either Obligor (and any of its Affiliates) as if it were not acting as the Agent or the Administrative

Agent, and Creditanstalt, NationsBank, and their respective Affiliates may accept fees and other consideration from either Obligor for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          12.5 INDEMNIFICATION. The Lenders agree to indemnify each of the Agent and the Administrative Agent (to the extent not reimbursed under Sections 13.5 or 13.13 hereof, but without limiting the obligations of the Borrower under said Sections 13.5 and 13.13), for their respective Pro Rata Shares of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent or the Administrative Agent in any way relating to or arising out of this Agreement or any other instruments, documents or agreements contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Obligors are obligated to pay under
Section 13.5 hereof but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other instruments, documents or agreements, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 12.5 shall survive the termination of this Agreement.

          12.6 NON-RELIANCE ON AGENT, ADMINISTRATIVE AGENT, AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent, the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent and the Administrative Agent shall not be required to keep themselves informed as to the performance or observance by either Obligor of this Agreement or any other instrument, document or agreement referred to or provided for herein or to inspect the properties or books of the Obligors. Except for notice, reports and other documents and information expressly required to be furnished to the Lenders by the Agent or the Administrative Agent hereunder, the Agent and the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors (or any of their Affiliates) which may come into the possession of the Agent, the Administrative Agent, or any of their Affiliates.

          12.7 FAILURE TO ACT. Except for action expressly required of the Agent or of the Administrative Agent hereunder, the Agent and the Administrative Agent each shall in all cases be fully justified in failing or refusing to act hereunder unless they shall receive further assurances to the satisfaction of each from the Lenders of their indemnification obligations under
Section 12.5 hereof against any and all liability and expense which may be incurred by the Agent or the Administrative Agent by reason of taking or continuing to take any such action.

          12.8 RESIGNATION OR REMOVAL OF AGENT AND ADMINISTRATIVE AGENT; CO-AGENTS.

     (a) Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment with thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lender's removal of the retiring Agent, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has a combined capital and surplus of at least Three Hundred Million Dollars ($300,000,000). Upon the acceptance of any appointment as Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     (b) Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment with thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lender's removal of the retiring Administrative Agent, the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank which has a combined capital and surplus of at least Three Hundred Million Dollars ($300,000,000). Upon the acceptance of any appointment as Administrative Agent, such successor Administrative

Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

     (c) In the event that Applicable Law imposes any restrictions on the identity of an agent such as the Agent or the Administrative Agent or requires the appointment of any co-agent in connection therewith, the Agent may, in its discretion, for the purpose of complying with such restrictions, appoint one or more co-agents hereunder, and the Administrative Agent may, in its discretion, for the purpose of complying with such restrictions, appoint one or more co-Administrative Agents hereunder. Any such Co-Agent(s) shall have the same rights, powers, privileges and obligations as the Agent or the Administrative Agent which appointed such Co-Agent(s) and shall be subject to and entitled to the benefits of all provisions of this Agreement and the Loan Documents relative to the Agent or the Administrative Agent which appointed such Co-Agent(s). In addition to any rights of the Majority Lenders set forth in subsections (a) and
(b) above, any such Co-Agent may be removed at any time by the Agent or the Administrative Agent which appointed such Co-Agent or by their successors as the Agent or the Administrative Agent, as applicable.

          12.9    COLLATERAL MATTERS.

          (a)     Authority.  Each Lender authorizes and directs the Agent
                  ---------
to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders. Each Lender agrees that any action taken by the Agent or the Majority Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral, except to the extent the Administrative Agent is authorized to act as the disbursing or collecting agent hereunder; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Agent hereby appoints, authorizes and
                --------  -------
directs the Lenders to act as collateral sub-agents for the Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and other property held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interest and Liens created or purported to be created by the Loan Documents, and
(vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Agent or the Lenders with respect to the Collateral under the Loan Documents, Applicable Law or otherwise.

          (b) Each Lender hereby directs, in accordance with the terms of this Agreement, the Agent to release or to subordinate any Lien held by the Agent for the benefit of the Lenders:

                  (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

                  (ii) against any part of the Collateral sold or disposed of by either Obligor or any of their respective Subsidiaries, if such sale or disposition is permitted by Section 7.3 hereof, as certified to the Agent by the applicable Obligor in an Officer's Certificate;

                  (iii) against any part of the Collateral constituting property in which either Obligor owned no interest at the time the Lien was granted or at any time thereafter; or

                  (iv) if approved, authorized or ratified in writing by the Agent at the direction of all Lenders.

Each Lender hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to Section 12.9(b) hereof promptly upon the effectiveness of any such release.

          (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by Majority Lenders (as set for in Section 12.9(b) hereof), each Lender agrees to confirm in writing, upon request by the Borrower, the authority to release Collateral conferred upon the Agent under clauses (i) through (iv) of Section 12.9(b) hereof. So long as no Default or Event of Default is then continuing, upon receipt by the Agent of any such written confirmation from the Majority Lenders of its authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, that (i) the Agent shall not be
                                      --------
required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other that the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including without limitation the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by either of the Obligors or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent pursuant to this Agreement or any of the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 12.9 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or in any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any Lender.

          12.10   THE OBLIGORS NOT A BENEFICIARY.  The provisions of this
Article 12 are solely for the benefit of the Agent and the Lenders and neither the Obligors nor any Subsidiary of either of the Obligors shall have any right to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as the agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations or relationship of agency, trustee or fiduciary with or for the Obligors or any Subsidiary of the Obligors.

                               13. MISCELLANEOUS

          13.1 WAIVER. Each and every right and remedy granted to the Agent, the Administrative Agent, and the Lenders under this Agreement, or any other document delivered hereunder or in connection herewith or allowed it by law or in equity, shall be cumulative and may be exercised from time to time.
No failure on the part of the Agent, the Administrative Agent, or any Lender to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent, the Administrative Agent, or any Lender of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy. No waiver by the Agent, the Administrative Agent, or the Lenders of any Default or Event of Default shall constitute a waiver of any subsequent Default or Event of Default.

          13.2 SURVIVAL. All representations, warranties and covenants made herein shall survive the execution and delivery of all of the Loan Documents. The terms and provisions of this Agreement shall continue in full force and effect until all of the Obligations have been paid in full and the Commitment have been terminated in writing, whichever last occurs; provided,
                                                                    --------
further, that Obligors' obligations under Sections 3.7, 3.8, 13.5 and 13.13
-------
shall survive the repayment of the Obligations and the termination of this Agreement.

          13.3    ASSIGNMENTS; SUCCESSORS AND ASSIGNS.

          (a) This Agreement and the Loan Documents shall be binding upon, and inure to the benefit of, the successors of the Agent, the Administrative Agent, and each Lender, the permitted successors of Borrower and Parent, and the respective assigns, transferees and endorsees of the Lenders. No Person shall be deemed to be a third-party beneficiary of any of the provisions of this Agreement or the Loan Documents or otherwise have any rights by reason of any provisions of this Agreement or the Loan Documents.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with the applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loans owing to such Lender, any of the Notes held by such Lender, the Revolving Credit Commitment or the Term Loan Commitment hereunder or any other interests of such Lender hereunder. The Obligors agree that each Participant shall be entitled to the benefits of Section 3.8 and 13.13 with respect to its participation; provided, that, no Participant shall be
               --------  ----
entitled to receive any greater amount pursuant to such Section than such Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.

          (c) Each Lender may, with the Agent's and the Administrative Agent's consent, which will not be unreasonably withheld, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign, pursuant to an assignment substantially in the form of Exhibit G
                                                                    ---------
attached hereto and incorporated herein by reference, without either Obligor's consent, to Affiliates of such Lender or to one or more banks having unimpaired capital and surplus of $250,000,000 or more or may assign with the Obligors' consent (which shall not be unreasonably withheld) to any other entities (in either case, "Assignees") all or any part of any Loans owing to such Lender, any of the Notes held by such Lender, any part of such Lender's reimbursement and other rights and obligations in connection with the Letters of Credit issued hereunder, the Revolving Credit Commitment, the Term Loan Commitment, or any other interest of such Lender hereunder; provided, however, that any such
                                         --------  -------
assignment shall be in a minimum principal amount of $5,000,000. The Obligors and the Lenders agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits with respect to the Obligors under this Agreement and any of the Notes and in connection with the Letters of Credit as it would have had if it were a "Lender" hereunder on the date hereof and the assigning Lender shall be released from its Revolving Credit Commitment, the Term Loan Commitment, and other obligations hereunder, to the extent of such assignment.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 13.3, any Lender may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (d) Each Obligor authorizes each Lender to disclose to any Participant or Assignee ("Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Obligor which has been delivered to such Lender by the Obligors pursuant to this Agreement or which has been delivered to such Lender by the Obligors in connection with the Lender's credit evaluation of the Obligors prior to entering into this Agreement.

          (e) Any Lender shall be entitled to have any Note held by it subdivided in connection with a permitted assignment of all or any portion of such Note and the respective Loans evidenced thereby pursuant to Section 13.3(c) above. In the case of any such subdivision, the new Note (the "New Note") issued in exchange for a Note (the "Old Note") previously issued hereunder (i) shall be dated the date of such assignment, (ii) shall be otherwise duly completed and (iii) shall bear a legend, to the effect that such New Note is issued in exchange for such Old Note and that the indebtedness represented by such Old Note shall not have been extinguished by reason of such exchange.

          (f) If, pursuant to this Section 13.3, any interest in this Agreement or any of the Notes is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the Lender making such transfer shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to such Lender (for the benefit of such Lender and Borrower) that under applicable law and treaties no taxes will be required to be withheld by such Lender or Borrower with respect to any payments to be made to such Transferee hereunder or in respect of the Loans, (ii) to furnish to such Lender and Borrower either United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from United States federal withholding tax on all payments hereunder) and (iii) to agree (for the benefit of such Lender and Borrower) to provide such Lender and Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

          (g) Neither Obligor shall be permitted to assign its interest in this Agreement or any Loan Document without the prior written consent of the Majority Lenders.

          13.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement. Any signature page to this Agreement may be witnessed by a telecopy or other facsimile of any original signature page and any signature page of any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

          13.5 EXPENSE REIMBURSEMENT. The Obligors jointly and severally agree to reimburse each of the Agent and the Administrative Agent for all of their respective reasonable expenses incurred in connection with the negotiation, preparation, execution, delivery, modification, regular review, administration and enforcement of this Agreement, the Notes, the Letters of Credit, and the other Loan Documents, including, without limitation, audit costs, appraisal costs, the cost of searches, filings and filing fees, taxes and the fees and disbursements of Agent's attorneys, Messrs. Troutman Sanders LLP, and any counsel retained by them, and all costs and expenses incurred by the Agent, by the Administrative Agent or by any Lender (including, without limitation, attorneys' fees and disbursements) to: (i) commence, defend or intervene in any court proceeding; (ii) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, the Letters of Credit or this Agreement, the Notes or any of the other Loan Documents; (iii) protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; (iv) attempt to enforce any security interest in any of the Collateral or to seek any advice with respect to such enforcement; and (v) enforce any of the Agent's, the Administrative Agent's, or any of the Lenders' rights to collect any of the Obligations. The Obligors also agree to pay, and to save harmless the Agent, the Administrative Agent, and the Lenders from any delay in paying, any intangibles, documentary stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Notes or any of the other Loan Documents, or the recording of any thereof, the issuance of any Letter of Credit or in any modification hereof or thereof. Additionally, the Obligors shall pay to the Agent, the Administrative Agent, or any Lender on demand any and all fees, costs and expenses which the Agent, Administrative Agent, or such Lender pays to a bank or other similar institution arising out of or in connection with (a) the forwarding to Borrower or any other Person, on Borrower's behalf, by the Agent, the Administrative Agent, or any Lender of proceeds of any Loan and (b) the depositing for collection by the Agent, the Administrative Agent, or a Lender of any check or item of payment received by or delivered to the Agent or such Lender on account of the Obligations. All fees, costs and expenses provided for in this Section
13.5 may, at the option of the Agent, the Administrative Agent or any Lender to which such fees, costs and expenses are due, be charged as Revolving Credit Loans to Borrower's revolving loan account with the Administrative Agent provided for in Section 2.1 hereof. The Obligors' obligations under this Section
13.5 shall survive the termination of this Agreement and the repayment of the Obligations.

          13.6 SEVERABILITY. If any provision of this Agreement or any of the Loan Documents or the application thereof to any party thereto or circumstances shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such Loan Document and the application of such provisions to any other party thereto or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          13.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered by hand, (b) sent by telex or facsimile transmitter (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other overnight delivery service (receipt requested), in each case to the appropriate addresses, telex numbers, facsimile numbers designated for a party at the "Address for Notices" specified below its name on the signature pages hereto or to such other addresses as may be designated hereafter in writing by the respective parties hereto.

          13.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements between such parties in respect of such subject matter, including, without limitation, as set forth in that certain letter representing Creditanstalt's and NationsBank's expression of interest dated October 16, 1996. Neither this Agreement nor any provision hereof may be changed, waived, discharged, modified or terminated except pursuant to a written instrument signed by the Obligors, the Agent, the Administrative Agent, and the Majority Lenders or by the Obligors and the Agent and the Administrative Agent, with each such agent acting with the consent of the Majority Lenders; provided,
                                                                      --------
however, that no such amendment, waiver, discharge, modification or termination
-------
shall, except pursuant to an instrument signed by the Obligors, the Agent, the Administrative Agent, and all of the Lenders or by the Obligors and the Agent and the Administrative Agent, with each such agent acting with the consent of all of the Lenders, (a) increase the amount of, extend the term of, or extend the time or waive any requirement for the termination of the Term Loan Commitment or the Revolving Credit Commitment; (b) extend the date fixed for the scheduled payment of principal of, or interest on, any Loan; (c) reduce the amount of any scheduled payment of principal of, or the rate of interest on, any Loan; (d) reduce any fee payable hereunder; (e) alter the terms of this Section 13.8; (f) release any guarantor of the Obligations or release any shares or partnership interests pledged to secure payment of the Obligations or modify the terms of this Agreement concerning release of any other Collateral hereunder;
(g) reduce the Revolving Credit Commitment or the Term Loan Commitment of any Lender in any manner which would change such Lender's Pro Rata Share; or (h) amend the definitions of the term "Majority Lenders" or "Borrowing Availability" set forth in Section 1.1 hereof; provided, further, that any amendment, waiver,
                              --------  -------
discharge, modification or termination of any provision of Section 12 hereof, or which increases the obligations of the Agent hereunder and under the Loan Documents, shall require the written consent of the Agent and that any amendment, waiver, discharge, modification or termination of any provision of
Section 12 hereof, or which increases the obligations of the Administrative Agent hereunder and under the Loan Documents, shall require the written consent of the Administrative Agent.

          Anything in this Agreement to the contrary notwithstanding, if any Lender shall fail to fulfill its obligations to make any Loan hereunder then, for so long as such failure shall continue, such Lender shall (unless the Majority Lenders, determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or the Notes (including, without limitation, under this Section 13.8) to have no Loans, no Revolving Credit Commitment, no Term Loan Commitment or no Letter of Credit Obligations, shall not be treated as a "Lender" hereunder when performing the computation of Majority Lenders, and shall have no rights under the preceding paragraph of this Section 13.8; provided that any action taken by the other
                                --------
Lenders with respect to the matters referred to in clauses (a) through (h) of the preceding paragraph shall not be effective as against such Lender.

          13.9 TIME OF THE ESSENCE. Time is of the essence in this Agreement and the other Loan Documents.

          13.10 INTERPRETATION. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          13.11   AGENT, ADMINISTRATIVE AGENT, AND LENDERS NOT JOINT
VENTURERS. Neither this Agreement, the Loan Documents, any agreements, instruments, documents executed and delivered pursuant hereto or thereto or in connection herewith or therewith, nor any of the transactions contemplated hereby or thereby shall in any respect be interpreted, deemed or construed as making the Agent, the Administrative Agent, or any of the Lenders a partner or joint venturer with either Obligor or as creating any similar relationship or entity, and each Obligor agrees that it will not make any assertion, contention, claim or counterclaim to the contrary in any action, suit or other legal proceeding involving the Agent, the Administrative Agent, or any Lender and Borrower or Parent.

          13.12 CURE OF DEFAULTS BY AGENT, ADMINISTRATIVE AGENT, OR MAJORITY LENDERS. If there then exists a Default or Event of Default hereunder, and Borrower defaults in the performance of any duty or obligation to any third party, the Agent, the Administrative Agent, or the Majority Lenders may, at their option, but without obligation, cure such default and any costs, fees and expenses incurred by the Agent, the Administrative Agent, or any Lender in connection therewith including, without limitation, for payment on mortgage or note obligations, for the purchase of insurance, the payment of taxes and the removal or settlement of liens and claims, shall be included in the Obligations and be secured by the Collateral.

          13.13 INDEMNITY. In addition to any other indemnity provided for herein, the Obligors hereby jointly and severally indemnify each of the Agent, the Administrative Agent, and the Lenders from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent, the Administrative Agent, and such Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person (other than the Obligors) with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the other Loan Documents, whether or not the Agent, the Administrative Agent, or such Lender is a party thereto, except to the extent that any of the foregoing arises out of gross negligence or willful misconduct of the Agent, the Administrative Agent, or such Lender, as the case may be. Additionally, the Obligors hereby indemnify and hold each of the Agent, the Administrative Agent, and the Lenders harmless from all loss, cost (including, without limitation, fees and disbursements of counsel), liability and damage whatsoever incurred by the Agent, the Administrative Agent, or such Lender by reason of any violation of any applicable Environmental Laws for which either Obligor or any of its Affiliates or predecessors has any liability or which occurs upon any real estate owned by or under the control of either Obligor or any of its Affiliates or predecessors, or by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation. The Obligors' obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

          13.14 ATTORNEY-IN-FACT. Each Obligor hereby designates, appoints and empowers each of the Agent and the Administrative Agent effective from and after the occurrence of an Event of Default, irrevocably as such Obligor's attorney-in-fact, at such Obligor's cost and expense, to do in the name of such Obligor any and all actions which the Agent or the Administrative Agent may deem necessary or advisable to carry out the terms hereof upon the failure, refusal or inability of such Obligor to do so, and each Obligor hereby agrees to indemnify and hold the Agent and the Administrative Agent harmless from any costs, damages, expenses or liabilities arising against or incurred by the Agent or the Administrative Agent in connection therewith except to the extent that any of such costs, damages, expenses or liabilities arise out of gross negligence or willful misconduct of the Agent or of the Administrative Agent.

          13.15 TERMINATION STATEMENTS. Borrower acknowledges and agrees that it is Borrower's intent that all financing statements filed hereunder shall remain in full force and effect until the Commitment shall have been terminated in accordance with the provisions hereof, even if, at any time or times prior to such termination, no loans or Loans or Letters of Credit shall be outstanding hereunder. Accordingly, Borrower waives any right which it may have under
Section 9-404(1) of the UCC to demand the filing of termination statements with respect to the Collateral, and agrees that the Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until the Commitment shall have been terminated in accordance with the terms of this Agreement and all Obligations paid in full in immediately available funds and termination and expiration of the Letters of Credit. Upon such termination and payment in full, the Agent shall execute appropriate termination statements and deliver the same to Borrower.

          13.16 GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OBLIGOR HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE LETTERS OF CREDIT OR THE OTHER LOAN DOCUMENTS; (B) AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS AGREEMENT, THE NOTES, THE LETTERS OF CREDIT, AND THE LOAN DOCUMENTS; AND (C) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE ADMINISTRATIVE AGENT, OR THE LENDERS TO BRING PROCEEDINGS AGAINST EITHER OBLIGOR, OR BOTH OF THEM, IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA OR IN WHICH ANY COLLATERAL IS LOCATED.

          13.17 WAIVER OF JURY TRIAL. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, EACH OBLIGOR, THE AGENT, THE ADMINISTRATIVE AGENT, AND EACH LENDER EACH HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT, ANY OF THE LETTERS OF CREDIT, ANY OF THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OBLIGOR, THE AGENT, THE ADMINISTRATIVE AGENT, OR ANY LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS TO MAKE THE LOANS TO BORROWER.



                                ________________
                                    INITIALS

     IN WITNESS WHEREOF, Borrower, the Parent, Creditanstalt, NationsBank, the Agent, and the Administrative Agent have caused their duly authorized officers to set their hands and seals as of the day and year first above written.



                               "BORROWER"
                                --------

                               PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation


                               By:  /s/ Joseph D. Sansone
                                    ---------------------------------------
                                    Joseph D. Sansone
                                    President and Chief Executive
                                    Officer


                               Attest:/s/ Stephen M. Mengert
                                      ---------------------------------------
                                      Stephen M. Mengert
                                      Secretary and Chief Financial Officer

                                      [CORPORATE SEAL]

                               Address for Notices:
                               --------------------

                               Pediatric Services of America, Inc., a Georgia corporation
                               3159 Campus Drive
                               Norcross, Georgia  30071
                               Attn: Stephen M. Mengert, Chief Financial Officer Facsimile Number: (770) 263-9340



                      [Signatures Continued On Next Page]
or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

          5.27 DISCLOSURE. Neither this Agreement nor any other instrument, document, agreement, financial statement or certificate furnished to the Agent, the Administrative Agent, or any Lender by or on behalf of either Obligor in connection herewith contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or omits to state any fact which may in the future have a Material Adverse Effect.

          5.28 BURDENSOME RESTRICTIONS. Neither any contract, lease, indenture, agreement or other instrument, or corporate restriction, judgment, decree, or order to which either Obligor is a party or by which either Obligor is bound, nor any provision of applicable law or governmental regulation, has or is reasonably likely to have a Material Adverse Effect.

          5.29 LABOR MATTERS. There are no written employment agreements covering management of either Obligor or any Guarantor and no collective bargaining agreement nor any other written labor agreement which will cover any employees of either Obligor or any Guarantor as of the date of this Agreement. Except as set forth on Schedule 5.29, there are no written employment agreements
                       -------------
covering employees or former employees of either Obligor or any Guarantor as of the date of this Agreement, and no material claims due to termination of any such agreement or otherwise under the employment agreements listed on that schedule. Except as otherwise listed on Schedule 5.29, no strikes or other labor
                                        -------------
disputes are pending or threatened against either Obligor. Neither Obligor is aware of any claims or threatened enforcement actions based on the hours worked by and payment made to employees of Borrower having been in violation of any provision of the Fair Labor Standards Act or any other applicable law dealing with such matters, which, individually or in the aggregate, would have a Material Adverse Effect. All payments due from either Obligor on account of employee health and welfare insurance have been paid or, if not due, have been accrued as liabilities on the books of Borrower.

          5.30   NECESSARY AUTHORIZATIONS AND HEALTHCARE COMPLIANCE.

          (a) Borrower has certificates of need in the jurisdictions listed in Schedule 5.30A hereto, and other than such listed certificates of need, no
   --------------
certificate of need is or was necessary for the operation of the business of Parent and Borrower.

          (b) Each Obligor has secured all other Necessary Authorizations, including without limitation, all permits,

                   [Signatures Continued From Previous Page]

                               "LENDER"

                               CREDITANSTALT-BANKVEREIN


                               By:  /s/ Robert M. Biringer
                                    -----------------------------
                                    Robert M. Biringer
                                    Executive Vice President


                               By:  /s/ Joseph P. Longosz
                                    ---------------------------
                                    Joseph P. Longosz
                                    Vice President

                               Address for Notices:
                               --------------------
                               Creditanstalt-Bankverein
                               2 Greenwich Plaza
                               4th Floor
                               Greenwich, CT  06830
                               Attn:  Lisa Bruno
                               Facsimile Number: (203) 861-1414

                               WITH COPIES TO:

                               Creditanstalt-Bankverein
                               Two Ravinia Drive
                               Suite 1680
                               Atlanta, Georgia  30346
                               Attn:    Robert M. Biringer/Joseph
                                          P. Longosz
                               Facsimile Number: (770) 390-1851

                               and

                               Troutman Sanders LLP
                               600 Peachtree Street, N.W.
                               Suite 5200
                               Atlanta, Georgia  30308-2216
                               Attn:  Hazen H. Dempster, Esq.
                               Facsimile Number: (404) 885-3900


                      [Signatures Continued On Next Page]

                   [Signatures Continued From Previous Page]

                               "LENDER"

                               NATIONSBANK, N.A.


                               By:  /s/ Jim Scully
                                    ----------------------------
                                    Jim Scully
                                    Vice President


                               Address for Notices:
                               --------------------
                               NationsBank, N.A.
                               100 North Tryon Street, 8th Floor
                               Healthcare   Finance Group
                               Charlotte, NC  28255
                               Attn:  Mike Sylvester
                               Telephone:  (704) 388-6003
                               Fax: (704) 388-6002

                               WITH COPIES TO:

                               NationsBank, N.A.
                               1 NationsBank Plaza, 5th Floor
                               Healthcare Finance Group
                               Nashville, TN  37239-1697
                               Attn:  Ashley Crabtree
                               Telephone:  (615) 749-3524
                               Fax: (615) 749-4640

                               Administrative Notices and Wiring Instructions:
                               ----------------------------------------------

                               NationsBank, N.A.
                               ABA 053000196
                               Account #136621-225060
                               Attn:  Corporate Credit Services
                               RE:  Pediatric Services of America, Inc.
                               Attn:    Tonya Sloan
                                        (704) 388-3916
                               Fax:     (704) 386-9923


                      [Signatures Continued On Next Page]

                   [Signatures Continued From Previous Page]

                               "ADMINISTRATIVE AGENT"

                               NATIONSBANK, N.A.


                               By:  /s/ Jim Scully
                                    -------------------------
                                    Jim Scully
                                    Vice President



                               Address for Notices:
                               --------------------
                               NationsBank, N.A.
                               100 North Tryon Street, 8th Floor
                               Healthcare   Finance Group
                               Charlotte, NC  28255
                               Attn:  Mike Sylvester
                               Telephone:  (704) 388-6003
                               Fax: (704) 388-6002

                               WITH COPIES TO:

                               NationsBank, N.A.
                               1 NationsBank Plaza, 5th Floor
                               Healthcare Finance Group
                               Nashville, TN  37239-1697
                               Attn:  Ashley Crabtree
                               Telephone:  (615) 749-3524
                               Fax: (615) 749-4640

                               Administrative Notices and Wiring Instructions:
                               ----------------------------------------------

                               NationsBank, N.A.
                               ABA 053000196
                               Account #136621-225060
                               Attn:  Corporate Credit Services
                               RE:  Pediatric Services of America, Inc.
                               Attn:    Tonya Sloan
                                        (704) 388-3916
                               Fax:     (704) 386-9923


                      [Signatures Continued On Next Page]

                   [Signatures Continued From Previous Page]


                               "AGENT"

                               CREDITANSTALT-BANKVEREIN


                               By:  /s/ Robert M. Biringer
                                    -----------------------------
                                    Robert M. Biringer
                                    Executive Vice President


                               By:  /s/ Joseph P. Longosz
                                    ----------------------------
                                    Joseph P. Longosz
                                    Vice President

                               Address for Notices:
                               --------------------
                               Creditanstalt-Bankverein
                               2 Greenwich Plaza
                               4th Floor
                               Greenwich, CT  06830
                               Attn:  Lisa Bruno
                               Facsimile Number: (203) 861-1414

                               WITH COPIES TO:

                               Creditanstalt-Bankverein
                               Two Ravinia Drive
                               Suite 1680
                               Atlanta, Georgia  30346
                               Attn:    Robert M. Biringer/Joseph
                                          P. Longosz
                               Facsimile Number: (770) 390-1851

                               and

                               Troutman Sanders LLP
                               600 Peachtree Street, N.W.
                               Suite 5200
                               Atlanta, Georgia  30308-2216
                               Attn:  Hazen H. Dempster, Esq.
                               Facsimile Number: (404) 885-3900

                                   EXHIBIT A
                                   ---------

                             REVOLVING CREDIT NOTE

                                                                      [Location]
$50,000,000.00                                           As of December __, 1996


     FOR VALUE RECEIVED, the undersigned, PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation (hereinafter referred to as "Maker"), promises to pay to the order of [LENDER] (hereinafter referred to as the "Holder"), at the office of the Administrative Agent located at 100 North Tryon Street, 8th Floor, Healthcare Finance Group, Charlotte, NC 28255, or at such other place as the Administrative Agent may from time to time designate in writing, the principal sum of Fifty Million United States Dollars (U.S. $50,000,000) or, if less, the aggregate outstanding principal amount of Revolving Credit Loans, as such term is defined in the Loan Agreement referred to hereinbelow, made or issued by Holder to Maker, in lawful money of the United States, payable in full on October 1, 2000.

     Interest on the principal balance from time to time outstanding hereunder shall accrue at the rates and shall be payable in the manner set forth in that certain Loan and Security Agreement dated as of January 14, 1993, by and among Maker, Holder and Pediatric Services of America, Inc., a Delaware corporation and, indirectly, the owner of all of the issued and outstanding shares of Capital Stock of Maker, as "Guarantor," as amended by that certain First Amendment to Loan and Security Agreement dated as of July 29, 1994 by and among Maker, Holder and Guarantor, as further amended by that certain Second Amendment to Loan and Security Agreement dated of even date herewith by and among Maker, Holder and Guarantor, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of September 29, 1995, as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of May 2, 1996, and as further amended and restated by that certain First Amended and Restated Loan and Security Agreement dated as of December 4, 1996, by and among Maker, Guarantor, the lenders party thereto, including Creditanstalt-Bankverein ("Creditanstalt") and NationsBank, N.A. ("NationsBank"), Creditanstalt as the Agent, and NationsBank as the Administrative Agent (as so amended, and as further amended from time to time, the "Loan Agreement"). In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest applicable rate, Holder shall promptly refund such excess interest to Maker.

     The date and amount of each Revolving Credit Loan made by the Holder to the Maker of this Note under the Loan Agreement, and each payment of principal thereof, shall be recorded by Holder on its books and, prior to any transfer of this Note, endorsed by Holder on the Schedule attached hereto or on any continuation thereof.

     This Note is, in part, a renewal and extension of and replacement for that certain Revolving Credit Note dated as of January 14, 1993 issued by Maker and payable to the order of Holder in the original principal amount of $7,500,000, for that certain Revolving Credit Note dated as of July 29, 1994 issued by Maker and payable to the order of Holder in the original principal amount of $15,000,000, for that certain Revolving Credit Note dated as of March 25, 1995 in the original principal amount of $20,000,000, and for that certain Revolving Credit Note dated as of May 2, 1996 in the original principal amount of $25,000,000.

     This Note is the "Revolving Credit Note" referred to in the Loan Agreement, and is subject to all of the terms and conditions of the Loan Agreement, including, but not limited to, those related to the acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default (as such term is defined in the Loan Agreement) or the reduction of the Commitment (as such term is defined in the Loan Agreement). Payment of this Note is secured by the "Collateral" and by the "Guaranty Agreements" (as such terms are defined in the Loan Agreement).

     In the event that all or any portion of the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder, Agent, and the Administrative Agent shall be entitled to collect from Maker all costs of collection, including reasonable attorneys' fees.

     Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of setoff, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

     THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA OR IN WHICH ANY COLLATERAL IS LOCATED.

     AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS

(WHETHER ORAL OR WRITTEN), OR ACTIONS OF MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE THE LOANS EVIDENCED BY THIS NOTE TO MAKER.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal by its duly authorized officer as of the day and year first written above.

                                        "MAKER"

                                        PEDIATRIC SERVICES OF AMERICA, INC., a
                                        Georgia corporation


                                        By:____________________________________
                                          Title:_______________________________



                                        Attest:________________________________
                                                  Title:_______________________

                                             [CORPORATE SEAL]

                                  SCHEDULE TO
                             REVOLVING CREDIT NOTE
                          DATED AS OF DECEMBER 4, 1996
                    OF PEDIATRIC SERVICES OF AMERICA, INC.,
                             A GEORGIA CORPORATION


       Principal                    Principal
       Amount of     Interest       Amount of     Outstanding
Date      Loan         Rate          Payment        Balance
----   ---------     --------       ---------     -----------

                                   EXHIBIT B
                                   ---------

                                   TERM NOTE

                                                          Greenwich, Connecticut
$10,000,000.00                                            As of December 4, 1996


     FOR VALUE RECEIVED, the undersigned, PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation (hereinafter referred to as "Maker"), promises to pay to the order of CREDITANSTALT-BANKVEREIN (hereinafter referred to as the "Holder"), at Holder's office located at 2 Greenwich Plaza, 4th Floor, Greenwich, Connecticut 06830, or at such other place as Holder may from time to time designate in writing, the principal sum of Ten Million United States Dollars (U.S. $10,000,000), payable in fourteen (14) installments of principal, payable on each Amortization Date, as defined in the Loan Agreement referred to below, commencing March 31, 1997, with the first thirteen (13) such installments each being in an amount equal to Seven Hundred Fourteen Thousand Two Hundred Eighty Six and No/100 Dollars ($714,286) and the fourteenth (14th) and final such installment being in an amount equal to the then-outstanding unpaid principal balance of the Term Loan payable on June 30, 2000.

     Interest on the principal balance from time to time outstanding hereunder shall accrue at the rates and shall be payable in the manner set forth in the Loan Agreement referred to below. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest applicable rate, Holder shall promptly refund such excess interest to Maker.

     This Note is, in part, a renewal and extension of, and replacement for that certain Term Note dated as of January 14, 1993 issued by Maker and payable to the order of Holder in the original principal amount of $2,500,000, that certain Term Note dated as of July 29, 1994 issued by Maker and payable to the order of Holder in the original principal amount of $5,000,000, that certain Term Note dated as of March 31, 1995 issued by Maker and payable to the order of Holder in the original principal amount of $8,000,000, and that certain Term Note dated as of May 2, 1996 issued by Maker and payable to the order of Holder in the original principal amount of $10,000,000.

     This Note is the Term Note referred to in that certain Loan and Security Agreement dated as of January 14, 1993 by and among Maker, Holder, and Pediatric Services of America, Inc., a Delaware corporation and, indirectly, the owner of all of the issued and outstanding capital stock of Maker, as Guarantor, as amended by that certain First Amendment to Loan and Security Agreement dated as of July 29, 1994, by and among Maker, Holder and Guarantor, as further amended by that certain Second Amendment to Loan and Security Agreement dated of even date herewith by and among Maker, Holder and Guarantor, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of September 29, 1995, as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of May 2, 1996, and as further amended and restated by that certain First Amended and Restated Loan and

Security Agreement dated as of December 4, 1996, by and among Maker, Guarantor, the lenders party thereto, including Holder and NationsBank, N.A. ("NationsBank"), Holder as the Agent, and NationsBank as the Administrative Agent (as so amended, and as further amended from time to time, the "Loan Agreement"). This Note is subject to all of the terms and conditions of the Loan Agreement, including, but not limited to, those relating to prepayments hereon, and those relating to the acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default (as such term is defined in the Loan Agreement). Payment of this Note is secured by the "Collateral" and by the "Guaranty Agreements" (as such terms are defined in the Loan Agreement).
All prepayments under this Note shall be applied to the principal installments hereof in the inverse order of their maturities.

     In the event that all or any portion of the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder, Agent, and the Administrative Agent shall be entitled to collect from Maker all costs of collection, including reasonable attorneys' fees.

     Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of setoff, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

     THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA OR IN WHICH ANY COLLATERAL IS LOCATED.

     MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF

MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE THE LOANS EVIDENCED BY THIS NOTE TO MAKER.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal by its duly authorized officer as of the day and year first written above.

                                    PEDIATRIC SERVICES OF AMERICA, INC., a
                                    Georgia corporation


                                    By:_____________________________________
                                       Title:_______________________________




                                    Attest:_________________________________
                                         Title:_____________________________

                                           [CORPORATE SEAL]

                                  EXHIBIT "C"
                                  -----------

                  NOTICE OF [LOAN][CONVERSION][CONTINUATION]


NationsBank, N.A.
ABA 053000196
Account #136621-225060
Attn:  Corporate Credit Services
RE:    Pediatric Services of America, Inc.
Attn:  Tonya Sloan (704) 388-3916
Fax:   (704) 386-9923

Re: First Amended Loan and Security Agreement dated as of December 4, 1996 (the "Loan Agreement") among Pediatric Services of America, Inc., a Georgia corporation (the "Borrower"), Pediatric Services of America, Inc., a Delaware corporation ("Parent"), the Lenders party thereto, Creditanstalt-Bankverein, as Agent for the Lenders, and NationsBank, N.A., as Administrative Agent for the Lenders

Gentlemen:

     This request is delivered in accordance with Section 2.10 of the Loan Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

     Borrower hereby [irrevocably requests] [confirms its irrevocable oral request] for the following [Loan] [Conversion][Continuation]:

     1.   Amount of [Loan][Conversion]
          [Continuation]:                $___________________

     2.   Type of [Loan][Conversion]
          [Continuation] (check one):

                                              ____  Base Rate Loan

                                              ____ Eurodollar Loan

     3.   Date of [Loan][Conversion]
          [Continuation]:                  ____________, 19__

     4.   Duration of Interest Period
          (if a Eurodollar Loan):         ____________________

     In connection with this request, Borrower hereby certifies the Bank as follows:

          (a) The representations and warranties set forth in Section 5 of the Loan Agreement, the terms of which are incorporated herein by reference, are true and correct in all material respects on and as of the date hereof except for such changes in such representations and warranties which do not constitute a Default or Event of Default under the Loan Agreement, which are not, individually or in the aggregate, materially adverse to the assets, liabilities, financial condition or results of operations of Borrower and which have, to the extent required, been disclosed to the Bank pursuant to Section 6.2 of the Loan Agreement or otherwise;

          (b) On the date hereof, and after giving effect to the [Loan][Conversion][Continuation] requested hereby, no Default or Event of Default has occurred or is continuing.

                              Very truly yours,

                              PEDIATRIC SERVICES OF AMERICA, INC.,
                              a Georgia corporation


                              By: ______________________________
                                 Title:

                                  EXHIBIT "D"
                                  -----------

                         FORM OF NET WORTH CERTIFICATE



                     [SEE EXHIBIT "D" TO FOURTH AMENDMENT]

                                  EXHIBIT "E"
                                  -----------

                            COMPLIANCE CERTIFICATE

     The undersigned, being the Secretary, Treasurer and Chief Financial Officer of PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation ("Borrower"), hereby certifies to the Bank under, and as such term is defined in, that certain First Amended and Restated Loan and Security Agreement dated as of December 4, 1996, by and between Borrower, Pediatric Services of America, Inc., a Delaware corporation and, indirectly, the owner of all of the issued and outstanding shares of capital stock of the Borrower (the "Parent"), Creditanstalt-Bankverein, and NationsBank, N.A., as amended or otherwise modified through and including the date hereof (as amended, the "Loan Agreement") as follows:

          (c) He is the Secretary, Treasurer and Chief Financial Officer of Borrower and is authorized and empowered to issue this certificate in his capacity as an officer for and on behalf of Borrower;

          (d) The representations and warranties set forth in Article 5 of the
                                                              ---------
     Loan Agreement, the terms of which are incorporated herein by reference, are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof;

          (e) Borrower is, on the date hereof, in compliance with all the terms and conditions set forth in the Loan Agreement on its part to be observed and performed, which terms and conditions are incorporated herein by reference;

          (f) On the date hereof, and after giving effect to the making of any Loans to be made (as such term is defined in the Loan Agreement), no Default or Event of Default (as such terms are defined in the Loan Agreement) has occurred or is continuing; and

          (g) Attached hereto are true and correct calculations setting forth Borrower's compliance, as of __________, 1996, with the financial covenants set forth in Article 8 of the Loan Agreement and the requirements for
                  ---------
     Borrowing Availability.

     IN WITNESS WHEREOF, the undersigned has set his hand and seal this ____ day of ____________, 199__.



                         _________________________________(SEAL)
                         Stephen M. Mengert
                         Secretary, Treasurer and Chief Financial Officer Pediatric Services of America, Inc.

                          Borrowing Availability and
                         Financial Covenant Compliance
                                 Calculations

Borrowing Availability:

          Last Day of the Three Month Period Ending the ____ day of _______________, 19___


          Net Income:                                             __________
          Interest                                                __________
          Expense:                                                __________
          Depreciation and
           Amortization:                                          __________
          Income Tax Expense:                                     __________
          Cash Flow                                               __________
          Multiplied by:                                               10.00
          Borrowing Availability:                                 __________
          Outstanding Loans:                                      __________
          Letters of Credit Obligations:                          __________
          Total Outstandings:                                     __________
          Excess Availability:                                    __________

8.1  Net Worth:  As of ____________, 19___

               Actual:                           ____________
               Required:                         ____________

8.2  Leverage Ratio (Funded Debt/Net Worth):

                 As of ____________, 19___

               Funded Debt:
               Net Worth:                        ____________
               Leverage Ratio Actual:            ____________
               Leverage Ratio Required:          ____________

8.3  Fixed Charge Coverage Ratio  (Cash Flow/Fixed Charges):

               Fiscal Quarter Ending _________, 199__

               Operating Cash Flow:               ____________
               Scheduled Principal Payments:      ____________
               Capital Lease Obligations:         ____________
               Interest Expense:                  ____________
               Fixed Charge Coverage Ratio Actual ____________ Fixed Charge Coverage Ratio Required __________

                                  EXHIBIT "F"
                                  -----------

                 FORM OF OPINION OF LONG, ALDRIDGE, AND NORMAN



      [INTENTIONALLY DELETED; SEE OPINION AS DELIVERED IN CLOSING BINDER]

                                  EXHIBIT "G"
                                  -----------

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT is dated as of __________________ ______________ and made BETWEEN:

     (1) Creditanstalt Bankverein, having an address at 2 Greenwich Plaza, 4th Floor, Greenwich, CT 06830 (the "Assignor"); and

     (2)  _____________________________________________________________________
_____________________________________________________ ("______________")
__________________________________________________________________________ with an address at ________________________ (the "Assignee").


WHEREAS:

     (A) The Assignor is party to the Loan Agreement more specifically described in Item 1 of Exhibit A hereto (the "Loan Agreement", terms used herein which are defined in the Loan Agreement and not otherwise defined herein shall have the same meaning as when used herein).

     (B) The Assignor holds under the Loan Documents certain outstanding Loans under the Loan Agreement (the "Loans") and desires to transfer, sell and assign to Assignee the percentage of such Loans outstanding on the Assignment Date (as defined herein), which percentage is set forth in Item 2 of Exhibit A hereto (the "Percentage"; the Percentage of Assignor's Loans to be purchased by Assignee on the Assignment Date, the "Assigned Loans");

     (C) Assignee desires to purchase the Percentage of the Loans outstanding on the Assignment Date and assume a portion of Assignor's Commitment equal to the Percentage of Assignor's Commitment (the Percentage of Assignor's Commitment to be assumed by Assignee on the Assignment Date, the "Assigned Commitment");

     (D) The Assignor and Assignee desire to set forth the terms and provisions of the transfers, sales and assignments hereinabove described.

     NOW IT IS HEREBY AGREED AND DECLARED as follows:

     1.   ASSIGNMENT AND TRANSFER

  1.01. Subject to the terms and conditions set forth herein and the granting of the consent or consents, if any, required by Section 13.3 of the Loan Agreement, the Assignor hereby assigns and transfers to the Assignee, without recourse to or representation or warranty by the Assignor (except as provided in Clause 5.01 hereof) all the Assignor's rights, title and interest of the Assignor in respect of the Assigned Loans under the Loan Documents and with effect from the date set forth in Item 3 of Exhibit A hereto (the "Assignment Date", and the Assignee hereby accepts such assignment and transfer as of the Assignment Date (the "Assignment").

          1.02. Upon the occurrence and in consideration of the Assignment, the Assignee agrees with the Assignor that the Assignee assume the Assigned Commitment and shall perform all the obligations of the Assignor with respect to the Assigned Loans and Assigned Commitment under the Loan Agreement and the other documents and instruments executed in connection therewith (such obligations of Assignee, including the obligation to fund under the Assigned Commitment, the "Assumed Obligations") so far as such Assumed Obligations remain to be performed and shall be bound by the terms and provisions of the Loan Documents to the same extent and in the same manner as if it were originally a party thereto (the "Assumption" and, together with the Assignment, the "Transfer").

     2.  CONSIDERATION

          2.01. In consideration of the Assignment, the Assignee agrees to transfer to the Assignor, on the Assignment Date, the consideration described in the funding letter agreement of even date herewith between the Assignor and the Assignee (the "Consideration"). Upon receipt of the Consideration, Assignor shall send written notice of the Transfer in the form set forth as Exhibit B hereto to the parties required pursuant to Section 13.7 of the Loan Agreement.

          2.02. The Assignor and the Assignee agree that all interest on, and fees and commissions in respect of, the Assigned Loans which have accrued to but excluding the Assignment Date shall be for the account of the Assignor, and interest on and fees and commissions in respect of the Assigned Loans which accrue on and after the Assignment Date shall be for the account of the Assignee. Either party which receives any such interest, fees and commissions which is for the account of the other party shall promptly pay the same to the other and until so paid hold it in trust for the other party. Partial payments of interest in respect of any period in effect on and continuing after the Assignment Date shall be applied pro rata for each day of such period.

          2.03. All payments to be made hereunder shall be made without setoff, counterclaim, deduction or withholding in U.S. Dollars.

     3.  INDEPENDENT INVESTIGATION

The Assignee acknowledges that it has not relied upon any representation, nor has any representation been made, by the Assignor (except as specified in Clause
5.01 hereof), and the Assignee further acknowledges that it has made its own independent investigation based upon such documents and information as it has deemed appropriate, as to all matters relevant to the Transfer, including without limitation

(a) the financial condition or credit-worthiness of all parties named as borrowers, (b) the rights, obligations and transactions contemplated by the Loan Documents, and (c) the effectiveness, legality, validity, collectability or enforceability of any Loan Document. The Assignee acknowledges that it will, based upon its own independent investigation and such documents as it deems appropriate, continue to make its own decisions as to the Assigned Loans, the Assigned Commitment, the Assumed Obligations, the Loan Documents and this Assignment Agreement.

     4.  TRANSFER COSTS AND FURTHER ASSURANCES

Each of the parties hereto agrees that it shall bear its own costs and expenses in connection with the Transfer and with the negotiation, preparation, execution and performance of this Assignment Agreement. Upon the consummation of the Transfer hereunder, the Assignor shall request the Borrower to make appropriate arrangements so that, if required, replacement notes are issued to the Assignor and new notes are issued to Assignee to reflect the Transfer hereunder.

     5.  REPRESENTATIONS AND WARRANTIES

          5.01. The Assignor hereby represents and warrants to the Assignee that the Assignor has full power and authority to take, has duly authorized to be taken, and has taken, all corporate action necessary to execute and deliver this Assignment Agreement and to effect the Transfer and to fulfill its obligations hereunder.

          5.02. The Assignee hereby represents and warrants to the Assignor that:

     (a) The Assignee has full power and authority to take, has duly authorized to be taken, and has taken, all corporate action necessary to execute, deliver and fulfill its obligations hereunder and under the Assumed Obligations, and has obtained all consents and approvals, necessary to its execution, delivery and performance hereof and the delivery of the Consideration.

     (b) The Assignee is not insolvent or otherwise in any condition that would entitle any creditor of the Assignee, any person acting or purporting to act under authority of any legislation pertaining to bankruptcy or creditors' rights or any banking authority, to require that the Assignor or the Assignor's agent divest itself of the consideration received pursuant to Clause 2.01 hereof in respect of the Assignment.

     6.  COMMUNICATIONS

All notices and other correspondence to be given by one party hereto to the other shall be given or made by mail, telex or telecopier to the addressee at its address set forth in the recitals hereto, or to such other address as the respective addressee may notify to the respective addressor. Any notices shall be deemed to have been received, if given by mail, when received; if given by telex, at the time of receipt of the appropriate answerback code; if given by telecopier, when received.

     7.  EXHIBIT

Exhibit A and all of the provisions thereof is hereby incorporated into this Agreement by reference and forms a part hereof as if fully set forth herein.


IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.


                                    CREDITANSTALT BANKVEREIN
                                    as Assignor


                                    By: __________________________
                                        Title: ___________________


                                    By: __________________________
                                        Title: ___________________

Accepted and Agreed to:
                                    ______________________________
                                    as Assignee

                                    By: __________________________
                                        Title: ___________________

                                   EXHIBIT A
                     TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                       This Exhibit A completes items of
                  information in the Assignment and Acceptance
                 Agreement to which this Exhibit A is Attached.


Item 1. Identification of Loan Agreement: First Amended and Restated Loan and Security Agreement made and entered into as of the 4th day of December, 1996 by and among Pediatric Services of America, Inc., a Georgia corporation ("Borrower"), Pediatric Services of America, Inc., a Delaware corporation ("Parent"), Assignor (as a Lender party thereto), Creditanstalt-Bankverein as Agent for the Lenders, and NationsBank, N.A. as Administrative Agent for the Lenders.

Item 2.   Percentage:  _______%

Item 3.   Effective Date:  _____________________

Item 4.   Name and address of Assignee:  _______________________________________
___________________________________________________________


[Name of Applicable Lender]         ______________________________
as Assignor                         as Assignee


By: _________________________       By: __________________________
Name: _______________________           Name: ____________________
Title: ______________________           Title: ___________________


By: _________________________
Name: _______________________
Title: ______________________

                                   EXHIBIT B
                     TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                               NOTICE OF TRANSFER

To the Parties listed on
Schedule A attached hereto:

          Reference is made to the First Amended and Restated Loan and Security Agreement dated as of December 4, 1996, among Pediatric Services of America, Inc., a Georgia corporation ("Borrower"), Pediatric Services of America, Inc., ("Parent"), Assignor (a Lender party thereto), Creditanstalt-Bankverein as Agent for the Lenders, and NationsBank, N.A. as Administrative Agent for the Lenders. In its capacity as assignor of an interest in the Loans, please be advised of the following:

                              Assignor Information
Financial Institution Name:

Commitment & Outstanding Loans:

Prior to Giving Effect to Assignment:
                                    Amount of
                    Amount of       Outstanding      Commitment
     Facility       Commitment           Loans       Percentage



Total


After Giving Effect To Assignment:

                                    Amount of
                    Amount of       Outstanding      Commitment
     Facility       Commitment           Loans       Percentage



Total

                              ASSIGNEE INFORMATION


Financial Institution Name:

Offices For Notices:

          Domestic Lending Office:

          Name:
          Address:
          Attention:
          Telex:
          Fax:
          Telephone:


          Eurodollar Lending Office:

          Name:
          Address:
          Attention:
          Telex:
          Fax:
          Telephone:


Commitment and Loans Assigned:

                                    Amount of
                    Amount of       Outstanding      Commitment
     Facility       Commitment           Loans       Percentage



Total

                                    [Insert Name of Assignor]


                                    By: __________________________
                                        Title: ___________________

                                  EXHIBIT "H"
                                  -----------

                          REQUEST FOR LETTER OF CREDIT


NationsBank, N.A.
ABA 053000196
Account #136621-225060
Attn:  Corporate Credit Services
RE:  Pediatric Services of America, Inc.
Attn:  Tonya Sloan (704) 388-3916
Fax:   (704) 386-9923

Re: First Amended Loan and Security Agreement dated as of December 4, 1996 (the "Loan Agreement") among Pediatric Services of America, Inc., a Georgia corporation (the "Borrower"), Pediatric Services of America, Inc., a Delaware corporation ("Parent"), the Lenders party thereto, Creditanstalt-Bankverein, as Agent for the Lenders, and NationsBank, N.A., as Administrative Agent for the Lenders

Gentlemen:

     This request is delivered in accordance with Section 2.14 of the Loan Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

     Borrower hereby [irrevocably requests] [confirms its irrevocable oral request] for issuance of the following Letter of Credit:

     1.   Amount of Letter of Credit:               $____________________

     2.   Borrowing Availability:

               Borrowing Availability:              $____________________

               Outstanding Loans:                   $____________________

               Outstanding Letters of Credit
                    After Issuance of Letter of
                    Credit Requested:               $____________________

               Excess Availability:                 $____________________

     3.   Beneficiary Name and Address:

          ____________________
          ____________________
          ____________________
          ____________________


     4.   Date of Letter of Credit:                           ____________, 19__

     5.   Expiry Date:                                        ____________, 19__

     In connection with this request, Borrower hereby certifies to the Administrative Agent and the Lenders as follows:

          (a) The representations and warranties set forth in Section 5 of the Loan Agreement, the terms of which are incorporated herein by reference, are true and correct in all material respects on and as of the date hereof except for such changes in such representations and warranties which do not constitute a Default or Event of Default under the Loan Agreement, which are not, individually or in the aggregate, materially adverse to the assets, liabilities, financial condition or results of operations of Borrower and which have, to the extent required, been disclosed to the Bank pursuant to Section 6.2 of the Loan Agreement or otherwise;

          (b) On the date hereof, and after giving effect to the issuance of the Letter of Credit requested hereby, no Default or Event of Default has occurred or is continuing.

                                            Very truly yours,

                                            PEDIATRIC SERVICES OF AMERICA, INC.,
                                            a Georgia corporation


                                            By: ______________________________
                                               Title: